EXHIBIT C













	LOAN AGREEMENT



	By and Among



	SYSTEMONE TECHNOLOGIES INC.,
	as Borrower


	and


	HANSEATIC AMERICAS LDC,
	ENVIRONMENTAL OPPORTUNITIES FUND II, L.P. and
	ENVIRONMENTAL OPPORTUNITIES FUND II (INSTITUTIONAL), L.P.
	as Lenders




	Dated:  As of August 7, 2000

















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	TABLE OF CONTENTS
												Page

ARTICLE I	DEFINITIONS	  1

		Section 1.1 Definitions	  1

ARTICLE II  LOAN	  7

		Section 2.1 Loan	  7
		Section 2.2 Notes	  7
		Section 2.3 Interest	  8
		Section 2.4 Repayment of Principal	  8
		Section 2.5 Late Charges	  8
		Section 2.6 Optional and Mandatory Prepayment	  8
		Section 2.7 Security	  9
		Section 2.8 Replacement of Any Notes	  9
		Section 2.9 Payments and Computations	  9
		Section 2.10 Warrants	 10

ARTICLE III CONDITIONS PRECEDENT OF LENDING	 10

		Section 3.1 Borrowing	 10

ARTICLE IV  REPRESENTATIONS AND WARRANTIES
		OF THE BORROWER	 12

		Section 4.1  Incorporation	 12
		Section 4.2  Authorization	 12
		Section 4.3  Conflicts	 12
		Section 4.4  Capitalization	 13
		Section 4.5  Subsidiaries	 14
		Section 4.6  SEC Documents; Financial Statements	 14
		Section 4.7  Taxes	 15
		Section 4.8  Title; Credit Arrangements; Defaults	 15
		Section 4.9  Employee Benefit Plans	 16
		Section 4.10 Disputes and Litigation	 17
		Section 4.11 Compliance With Law; Licenses;
		  		   Franchises; Environmental Laws	 17
		Section 4.12 Use of Proceeds	 18
		Section 4.13 Principal Exchange/Market	 18
		Section 4.14 No Material Adverse Change	 18
		Section 4.15 No Undisclosed Liabilities	 18
		Section 4.16 No Undisclosed Events or
				   Circumstances	 18
		Section 4.17 Brokers.	 19
		Section 4.18 Private Placement	 19
		Section 4.19 Disclosure	 19


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ARTICLE V	REPRESENTATIONS AND WARRANTIES
		OF THE LENDERS 	 19

		Section 5.1  Formation	 19
		Section 5.2  Authorization	 19
		Section 5.3  Conflicts	 20
		Section 5.4  Private Placement	 20


ARTICLE VI  CERTAIN COVENANTS	 21

		Section 6.1 General Covenants	 21
		Section 6.2 Financial and Other Information	 22

ARTICLE VII EVENTS OF DEFAULT	 23

		Section 7.1 Events of Default	 23
		Section 7.2 Enforcement	 25
		Section 7.3 Waiver Of Jury Trial	 25

ARTICLE VIII REGISTRATION	 26

		Section 8.1  Registration and Listing	 26
		Section 8.2  Registration Requirements	 26
		Section 8.3  Expenses of Registration	 29
		Section 8.4  Registration Period	 29
		Section 8.5  Indemnification	 30
		Section 8.6  Contribution	 32

ARTICLE IX  MISCELLANEOUS	 33

		Section 9.1 Modification of Agreement	 33
		Section 9.2 Remedies Cumulative, etc	 33
		Section 9.3 No Waiver, etc.	 33
		Section 9.4 Notices	 34
		Section 9.5 Survival of Representations	 34
		Section 9.6 Entire Agreement	 34
		Section 9.7 Expenses	 34
		Section 9.8 Benefit of Agreement	 35
		Section 9.9 Governing Law	 35
		Section 9.10 Captions	 35
		Section 9.11 Severability	 35
		Section 9.12 SUBORDINATION	 35
		Section 9.13 Counterparts	 35
Annex 1 - Lenders
Exhibit A - Form of Notes
Exhibit B - Form of Warrant Certificate
Exhibit C - Form of Security Agreement
Exhibit D - Form of Legal Opinion
Schedule 4.3      - Consents
Schedule 4.7      - Taxes
Schedule 4.8      - Credit Arrangements
Schedule 4.12     - Use of Proceeds

	LOAN AGREEMENT

	LOAN AGREEMENT dated as of the 7th day of August, 2000 by and among SYSTEMONE TECHNOLOGIES INC., a corporation duly organized and validly existing under the laws of the State of Florida (hereinafter referred to as the "Borrower"), and the undersigned ENVIRONMENTAL OPPORTUNITIES FUND II, L.P., ENVIRONMENTAL OPPORTUNITIES II (INSTITUTIONAL), L.P., and HANSEATIC AMERICAS LDC (hereinafter referred to, collectively, as the "Lenders" and, individually, as a "Lender").

	W I T N E S S E T H:

	WHEREAS, the Borrower is primarily engaged in the business of manufacturing industrial parts washers that incorporate the Borrower's proprietary waste minimization technologies (such activities being hereinafter referred to, collectively, as the "Business"); and

	WHEREAS, in order to provide funds for the operation and expansion of the Business, the Borrower has requested that the Lenders loan an aggregate amount of $2,500,000 (hereinafter referred to as the "Loan") to the Borrower; and

	WHEREAS, the Lenders have each agreed to loan their respective Proportionate Share (as hereinafter defined) of the Loan to the Borrower, subject to the terms and conditions hereinafter set forth; and

	NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

	ARTICLE I

	DEFINITIONS

	Section 1.1 Definitions. As used in this Agreement, the following additional terms shall have the following meanings, unless the context indicates otherwise:

	(i)	The term "Additional Warrants" shall have the meaning
ascribed and assigned to such term in Section 2.10 of this Agreement.

	(ii)	The term "Additional Warrant Certificates" shall have
the meaning ascribed and assigned to such term under Section 2.10 of this Agreement.

	(iii) The term "Additional Warrant Shares" shall have the meaning ascribed and assigned to such term under Section 2.10 of this Agreement.

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	(iv)	The term "Affiliate" shall mean any person who is a
director or officer of the subject referenced or is a Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such Person; and, for purposes of this Agreement, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

	(v)	The term "Benefit Plans" shall mean all pension,
profit-sharing, bonus, incentive, welfare or other employee benefit plans within the meaning of Section 3(3) of ERISA, and related trusts, insurance and annuity contracts, funding media and related agreements and arrangements, other than Multiemployer Plans.

	(vi)	The term "Borrower" shall have the meaning ascribed and
assigned to such term as set forth in the preamble of this Agreement.

	(vii) The term "Business" shall have the meaning ascribed and assigned to such term in the preamble of this Agreement.

	(viii) The term "Business Day" shall mean any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or permitted by law to close.

	(ix)	 The term "Capital Indebtedness" shall mean
indebtedness of the Borrower with respect to money borrowed pursuant to the Loan and Security Agreement dated May 17, 1999 (as amended December 21, 1999) between the Borrower and Capital
Business Credit, a division of Capital Factors, Inc.

	(x)	 The term "Closing Date" shall mean the date upon which
the conditions set forth in Section 3.1 of this Agreement shall have been completed and fulfilled to the satisfaction of the Lenders.

	(xi)	 The term "Code" shall mean the Internal Revenue Code
of 1986, as amended from time to time.

	(xii)  The term "Commission" shall mean the United States
Securities and Exchange Commission.

	(xiii) The term "Common Stock" shall mean the Borrower's common stock, par value $.001.

	(xiv) The term "Default Period" shall have the meaning assigned and ascribed to such term under Section 8.2 of this Agreement.

 	(xv)	 The term "Defined Benefit Plan" shall mean any Benefit
Plan which is a "defined benefit plan" within the meaning of
Section 3(35) of ERISA.

	(xvi) The term "Effectiveness Period" shall have the meaning assigned and ascribed to such term under Section 8.4 of this Agreement.

	(xvii) The term "Environmental Laws" shall mean any and all federal, national, state or local laws, statutes, ordinances, rules, regulations, orders or determinations of any federal, national, state or local governmental authority pertaining to health or the environment.

	(xviii) The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations promulgated thereunder by the United States Treasury Department, the United States Department of Labor and/or the PBGC.

	(xvix) The term "Event of Default" or "Events of Default" shall have the meaning set forth in Section 7.1 of this Agreement.

	(xx) The term "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time, and any successor statute of similar import, together with the regulations promulgated thereunder by the Commission.

	(xxi) The term "Financing Statements" shall mean the Uniform Commercial Code UCC-1 financing statements to be filed with the applicable Governmental Authorities of each relevant jurisdiction pursuant to which the Lenders shall perfect their security interest under the Security Agreement.

	(xxii) The term "Generally Accepted Accounting Principles" shall mean generally accepted principles and practices as developed and modified by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and industry practices and custom, applied on a consistent basis.

	(xxiii) The term "Governmental Authority" shall mean any federal, state, county or municipal, or foreign, governmental agency, board, commission, officer, official or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government whose consent or approval is required as a prerequisite to (i) the continued uninterrupted operation of the Business, or (ii) the performance of any act or obligation or the observance of any agreement or condition of the Borrower under this Agreement or the other Loan Documents.

	(xxiv) The term "Holder" shall have the meaning assigned and ascribed to such term under Section 8.2 of this Agreement.

	(xxv) The term "Indemnified Party" shall have the meaning assigned and ascribed to such term under Section 8.5(c) of this Agreement.

	(xxvi) The term "Indemnifying Party" shall have the meaning assigned and ascribed to such term under Section 8.5(c) of this Agreement.

	(xxvii) The term "Initial Warrants" shall mean warrants to purchase an aggregate of 714,285 shares of the Common Stock
(allocated among the Lenders as set forth on Annex 1).

	(xxviii) The term "Initial Warrant Certificate" shall mean the form of warrant certificate attached hereto as Exhibit B.

	(xxix) The Term "Initial Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrants.

	(xxx) The term "Lenders" shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Agreement.

	(xxxi) The term "Lien" shall mean any mortgage, deed of trust, security interest, pledge, lien, or other charge or encumbrance of any nature except Permitted Encumbrances.

	(xxxii) The term "Liquidated Damages" shall have the meaning assigned and ascribed to such term under Section 8.2 of this Agreement.

	(xxxiii) The term "Loan" shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Agreement.

	(xxxiv) The term "Loan Documents" shall mean any and all agreements, documents, certificates and instruments executed by the Borrower, and/or any other Person and delivered by the Borrower, and/or any other Person to the Lenders, or any of them, pursuant to and in connection with the Loan and this Agreement, including, without limitation, the Notes, the Warrant Certificates, the Security Agreement, and the Financing Statements, in each case as amended, supplemented, restated or otherwise modified from time to time in accordance with the provisions thereof.

	(xxxv) The term "Material Adverse Effect" shall mean a material adverse effect on: (x) the business, properties, operations, income, assets or condition, financial or otherwise, of the Borrower, or (y) the ability of the Borrower to perform, or the Lenders to enforce, any obligation or liability under the Loan Documents, or any of them.

	(xxxvi)  The term "Maturity Date" shall mean February 7,
2002.

	(xxxvii) The term "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 3(37) of ERISA.

	(xxxviii) The term "Notes" shall mean those notes, each in the form attached hereto as Exhibit A dated the Closing Date, executed by the Borrower, as the maker, and delivered to each Lender, as payee, in the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), which Notes, collectively, evidence the Loan under this Agreement.

	(xxxix) The term "Obligations" shall mean all obligations and liabilities of the Borrower, or any successor(s) thereof, owed to the Lenders, or any of them, in connection with the Loan, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, due or to become due to or held by the Lenders, or any of them.

	(xxxx)   The term "PBGC" shall mean the Pension Benefit
Guaranty Corporation and any Person succeeding to any or all of its functions and duties under ERISA.

	(xxxxi)   The term "Permitted Encumbrances" shall mean (a)
Liens in favor of the Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the Borrower; (c) Liens disclosed in the financial statements referred to in Section 4.6 of this Agreement (including, without limitation, the Lien securing the Capital Indebtedness); (d) deposits or pledges of cash to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, utility deposits and other obligations of like nature arising in the ordinary course of such Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics, workers', landlord's, materialmen's or other like Liens arising in the ordinary course of such Borrower's business with respect to obligations which are not due or which are being contested in good faith by such Borrower; and (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of such Borrower and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed $5,000,000.

	(xxxxi)   The term "Person" shall mean an individual, a
partnership, a corporation, a trust, an unincorporated association, and a government or any department, agency or political subdivision thereof.

	(xxxxii) The term "Proportionate Share" with respect to any Lender shall, at and prior to Closing, mean the percentage set forth opposite the name of such Lender on Annex 1 and, thereafter at any time, shall mean the percentage of the aggregate principal amount then outstanding of all Notes represented by the Note or Notes held by such Lender.

	(xxxxiii) The term "Registrable Securities" shall mean the Warrant Shares, which in any case (i) have not been resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act and (ii) may not be resold pursuant to Rule 144 under the Securities Act. For purposes of this Agreement, securities will be considered ineligible for resale pursuant to Rule 144 under the Securities Act unless the Borrower's transfer agent has accepted an instruction from the Borrower specifying that such securities are eligible for sale pursuant to Rule 144. The term "holder of Registrable Securities" includes any person who holds securities which are convertible into or exercisable for Registrable Securities.

		The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

	(xxxxiv) The term "Registration Expenses" shall mean all expenses to be incurred by the Borrower in connection with the Lenders' registration rights under Article VIII of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Borrower and its independent certified public accountants, blue sky fees and expenses, reasonable fees and disbursements of counsel for the Lenders for a "due diligence" examination of the Borrower and review of the Registration Statement and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Borrower, which shall be paid in any event by the Borrower).

	(xxxxv) The term "Registration Statement" shall have the meaning assigned and ascribed to such term under Section 8.2 of this Agreement.

	(xxxxvi)   The term "Required Lenders" shall mean those
Lenders with a Proportionate Share in the aggregate exceeding 66-
2/3%.

	(xxxxvii) The term "SEC Documents" shall have the meaning ascribed and assigned to such term under Section 4.6 of this Agreement.

	(xxxxviii) The term "Security Agreement" shall mean that certain Security Agreement in the form attached hereto as Exhibit C, dated the Closing Date, whereby the Borrower has pledged, assigned, hypothecated, conveyed, transferred, given and granted to the Lenders, and each of them, a continuing pledge, of and security interest in all of the security described therein.

	(xxxxix) The term "Securities Act" shall mean the U.S.
Securities Act of 1933, as amended from time to time, and any successor statute of similar import, together with the regulations promulgated thereunder by the Commission.

	(l) The term "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Lenders, and each of them, not included within "Registration Expenses".

	(li)	  The term "Shareholders Agreement" shall mean the
Shareholders Agreement dated May 2, 2000 of the Borrower, as in effect on the date hereof.

	(lii)	  The term "Subordinated Notes" shall mean the
Borrower's 8.25% Subordinated Convertible Notes due February 23,
2003 in the aggregate original principal amount of $17,000,000.

	(liii) The term "Subordination Agreements" shall mean the Subordination Agreements, dated the date hereof, executed by the Lenders, respectively, with respect to the Capital Indebtedness.

	(liv) The term "Subsidiary" shall mean (i) any present or future corporation at least a majority of the outstanding voting stock, of which shall, at the time, be owned by the Borrower, by the Borrower and one or more Subsidiaries of the Borrower or by one or more Subsidiaries of the Borrower, or (ii) any other Person which is otherwise controlled by the Borrower and one or more Subsidiaries of the Borrower, directly or indirectly. For purposes hereof, outstanding voting stock shall be deemed to be capital stock of any class or classes, however designated, having ordinary voting power for the election of the members of the board of directors or other governing body of such corporation.

	(lv) The term "Warrants" shall mean the Initial Warrants and the Additional Warrants.

	(lvi) The term "Warrant Certificates" shall mean the Initial Warrant Certificates and the Additional Warrant
Certificates.

	(lvii) The term "Warrant Shares" shall mean the Initial Warrant Shares and the Additional Warrant Shares.

	ARTICLE II

	LOAN

	Section 2.1 Loan. Subject to the satisfaction of the conditions precedent set forth in Section 3.1 hereof, each of the Lenders hereby agrees to make a loan to the Borrower in the amount of its Proportionate Share of the Loan. Any amounts repaid or prepaid hereunder or under the Notes may not be reborrowed by the Borrower.

	Section 2.2 Notes. The obligation of the Borrower to repay all monies advanced by the Lenders, and each of them, to the Borrower in connection with the Loan shall be evidenced by the Notes, each in the form of Exhibit A annexed hereto, which the Borrower shall have duly executed and delivered to each Lender on the Closing Date. Each such Note shall (i) be dated the Closing Date, (ii) be registered in the name of the Lender to whom issued,
(iii) have a principal sum equal to the amount advanced by such Lender to the Borrower, which shall be payable in the amounts and on the dates as provided for in Section 2.4 hereof and (iv) bear interest at such rates payable on the dates and in the manner provided for in Section 2.3 hereof.

	Section 2.3 Interest. Each Note shall bear interest computed daily until final repayment in full of said Note in accordance with Section 2.4 of this Agreement. Each Note shall bear an initial interest rate of twelve percent per annum (12%) for the period from and after the Closing Date through the six-month anniversary of the Closing Date, which shall increase to fourteen percent per annum (14%) for the period from and after the six-month anniversary of the Closing Date through the nine-month anniversary of the Closing Date, and shall thereafter increase by an additional two percent (2%) per annum at the end of each successive 90-day period (commencing on the nine-month anniversary of the Closing Date) until final repayment in full of said Note.
Any such change in the interest rate charged on the Loan shall not affect or alter the terms and conditions of this Agreement and the Notes, all of which shall remain in full force and effect;
provided, however, that in no event shall the interest charged on the Loan and the Notes ever exceed the lesser of (x) sixteen percent per annum (16%) or (y) that permitted by applicable usury law. Interest on the Loan and the Notes shall be due and payable on the Maturity Date and continuing thereafter until the Loan and the Notes are repaid in full.

	Section 2.4 Repayment of Principal. Unless the Required
Lenders have previously demanded payment therefor after the occurrence of an Event of Default in accordance with this Agreement and the Notes, the Loan shall be due and payable in full to the Lenders, and each of them, on the Maturity Date.

	Section 2.5 Late Charges. In the event that any payment, including, without limitation, interest and/or principal, required to be made by the Borrower under this Agreement or the Notes shall not be received by any Lender within ten days after the same shall become due and payable, such Lender may charge, and if so charged, the Borrower shall pay, a late charge equal to five cents for each dollar of such delinquent payment for the purpose of defraying the expense incident to the handling of such delinquent payment.

	Section 2.6 Optional and Mandatory Prepayment. (a) The Borrower shall have the right at any time to prepay the whole, or any part, of the unpaid principal amount of the Loan, without premium or penalty, upon the terms hereinafter set forth, and provided that interest on the principal amount thereof to be so prepaid accrued to the date of such prepayment shall be paid concurrently therewith; provided, however, that the Borrower shall not prepay the Loan, or any part thereof, unless such prepayment upon all the Notes is contemporaneously made, pro rata based upon the outstanding principal amount of the Notes, respectively.

		(b)	Upon the consummation from time to time by the
Borrower of any sale for cash of any debt or equity securities, or of any other financing transaction for borrowed money (other than capital leasing transactions or purchase money financings), and subject to the Subordination Agreements, the net proceeds thereof shall in each case forthwith be applied by the Borrower to the prepayment of the Loan, without premium or penalty, but together with all interest on the principal amount thereof to be so prepaid accrued to the date of such prepayment; it being understood and agreed that any prepayment made by the Borrower pursuant to this paragraph (b) shall be made upon all Notes contemporaneously, pro rata based upon the outstanding principal amount of the Notes, respectively.

		(c)	Notices of prepayment shall be given by the
Borrower to the Lenders, respectively, not less than five days prior to the date specified therein for prepayment. Upon giving of notice of prepayment as aforesaid, the Loan or portion thereof so specified for prepayment shall on the prepayment date specified in such notice become due and payable, and from and after the prepayment date so specified (unless the Borrower shall default in making such prepayment) interest on the principal of the Loan or portion thereof so specified for prepayment shall cease to accrue, and the principal of the Loan or portion thereof so specified for prepayment shall be paid by the Borrower as aforesaid.

	Section 2.7 Security. As security for the due and punctual payment and performance of the obligations of the Borrower under the Notes, this Agreement and the other Loan Documents, the Borrower shall have duly executed and delivered to the Lenders a Security Agreement, in the form of Exhibit C annexed hereto, dated the Closing Date, and such other customary security related documents.

	Section 2.8 Replacement of Any Notes. Upon receipt by the Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon surrender and cancellation of any of the Notes, if mutilated, the Borrower, upon reimbursement to it of all reasonable expenses incidental thereto, shall make and deliver to any Lender a new Note, of like tenor, in lieu of such Note. Any Note made and delivered in accordance with the provisions of this Section 2.8 shall be dated as of the Closing Date.

	Section 2.9 Payments and Computations. All computations of interest under this Agreement and the Notes shall be made on the basis of a year of 360 days consisting of twelve months of 30 days each, in each case for the actual number of days elapsed
(including the first day but excluding the last day) occurring in the period for which such interest is payable. Whenever any payment under the Notes shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. All payments received by the Lenders, or any of them, shall be applied, first, to the payment of interest, fees and expenses, with any balance to the payment and reduction of principal. All payments made by the Borrower under the Notes shall be made irrespective of, and without any reduction for, any set-off or counterclaims. Notwithstanding any other provision contained in this Agreement, the Borrower shall not make any payment on account of principal of or interest on any Note unless payment is contemporaneously made on account of all Notes pro rata on the basis of the respective Proportionate Shares of the Lenders.

	Section 2.10 Warrants. In connection with the facilities provided hereunder, the Borrower shall, on the Closing Date, issue and deliver to each of the Lenders the number of Initial Warrants set forth opposite the name of such lender on Annex 1 (hereinafter with respect to all Lenders referred to as the "Initial Warrant Shares"). In addition, in the event the Borrower does not punctually satisfy any Note on or prior to the Maturity Date, the Borrower shall forthwith issue and deliver to the original holders thereof a number of additional warrants (hereinafter, with respect to all Lenders, referred to as the "Additional Warrants") to purchase shares of Common Stock (hereinafter with respect to all Lenders referred to as the "Additional Warrant Shares") equal to the number of Initial Warrants issued on the Closing Date to such original holder, such Additional Warrants to be evidenced by warrant certificates (hereinafter referred to, collectively, as the "Additional Warrant Certificates"), each registered in the name of such original holder and dated the Maturity Date, in the form of the Warrant Certificate (except that all such Additional Warrants shall be immediately exercisable, and provided that the terms of the Additional Warrants as aforesaid shall, for purposes of issuance thereof and without limiting the operation thereof, be subject to adjustment pursuant to Section 6 of the form of Warrant Certificate as if in effect from and after the Closing Date).

	ARTICLE III

	CONDITIONS PRECEDENT OF LENDING

	Section 3.1 Borrowing. The obligation of each of the Lenders to fund its Proportionate Share of the Loan shall be subject to the following conditions precedent, any and all of which may be waived by the Required Lenders, in their sole discretion, and each of which the Borrower hereby agrees to use its best efforts to satisfy:

		(i) the Notes, each dated the Closing Date, shall have been duly executed and delivered by the Borrower to the Lenders, respectively;

		(ii)	 an Initial Warrant Certificate, registered in the
name of each Lender and representing the number of Initial
Warrants set forth opposite the name of such Lender on Annex 1, dated the Closing Date, shall have been issued by the Borrower and delivered to such Lender;

		(iii) the Security Agreement, dated the Closing Date, and a sufficient number of the related Financing Statements, shall have been duly executed and delivered by the Borrower to the Lenders;

		(iv) each of the Lenders shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower stating: (a) that attached thereto is a true and complete copy of the certificate of incorporation and by-laws of the Borrower, as well as the text of the corporate resolutions adopted by the Board of Directors of the Borrower authorizing the transactions contemplated by this Agreement and designating the officers who are authorized to execute this Agreement, the Notes and the Warrants; (b) that none of the same has been modified and all are in full force and effect; (c) that the individual signing this Agreement is a duly elected officer of the Borrower; and (d)
 that set forth thereon is a true specimen of the signature of each officer of the Borrower who is authorized to execute the Notes and the Warrant Certificates; and containing a certification by another officer of the Borrower as to the incumbency and signature of the Secretary or Assistant Secretary executing such certificate;

		(v)	  the representations and warranties of the
Borrower contained under Article IV hereof shall be true and correct in all material respects at and as of the Closing Date with the same effect as though all such representations and warranties were made at and as of the time of the Closing Date (except for representations and warranties which are of a specific date or which relate to a specific period other than or not including the time of the Closing Date, as the case may be, and except for changes therein contemplated or permitted by this Agreement) and the Borrower shall have complied with all of its covenants contained in this Agreement; and there shall not exist any fact or circumstance which constitutes, or, with notice or passage of time or otherwise would constitute, an Event of Default;

		(vi)	  each of the Lenders shall have received an
opinion of Greenberg Traurig, P.A., counsel to the Borrower, dated the Closing Date, in form satisfactory to the Required Lenders and to their respective counsel, in the form of Exhibit D annexed hereto;

		(vii)	  all consents, acknowledgements, approvals,
permits and orders with respect to the transactions contemplated by the Loan Documents shall have been obtained;

		(viii) the Borrower shall have paid to Sanders Morris Harris all amounts then due under the financial advisory agreement dated May 2, 2000 between the Borrower and said firm, as confirmed pursuant to the letter of even date herewith;

		(ix)	all dividends on the Series B Convertible
Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock accrued through and including June 30, 2000 shall have been paid in full; and any and all adjustments to the Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and the Borrower's warrants issued in connection with the Series D Convertible Preferred Stock, and each of them, arising from events and circumstances through and including the Closing Date (including, without limitation, the transactions contemplated in this Agreement) shall have been effectuated and noticed to the holders of such securities; and

		(x) the Lenders shall have received such additional documents, instruments, certificates and searches, in form and substance satisfactory to the Lenders and counsel to the Lenders, as the Lenders may reasonably request.

	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES
	        OF THE BORROWER

	The Borrower hereby represents, warrants and covenants to each Lender that:

	Section 4.1 Incorporation. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to own or hold under lease the assets and properties material to the operation of the Business which it owns or holds under lease and to perform all of its obligations under the agreements material to the operation of the Business to which it is a party, including, without limitation, this Agreement, the Notes, the Warrant Certificates and the Security Agreement. The Borrower is in good standing in each other jurisdiction wherein the failure so to qualify would have a Material Adverse Effect. The copies of the certificate of incorporation and by-laws of the Borrower which have been delivered to the Lenders by the Borrower are complete and correct.

	Section 4.2 Authorization. The execution and delivery by the Borrower of the Loan Documents to which it is a party, and each of them, the performance by the Borrower of its covenants and agreements under the Loan Documents to which it is a party, and each of them, and the consummation by the Borrower of the transactions contemplated by the Loan Documents to which it is a party, and each of them, have been duly authorized by all necessary corporate action. When executed and delivered by the Borrower, the Loan Documents, and each of them, shall constitute the valid and legally binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

	Section 4.3 Conflicts. Neither the execution and delivery of the Loan Documents, nor any of them, nor the consummation by the Borrower of the transactions contemplated in the Loan Documents, nor any of them, will violate any provision of the certificate of incorporation or by-laws of the Borrower or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government, or governmental agency or instrumentality, domestic or foreign, binding upon the Borrower, or except as set forth under Schedule
4.3 annexed hereto, conflict with or result in any breach of or event of termination under any of the terms of, or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to, the terms of any contract (except for the liens created by the Security Agreement) or agreement to which the Borrower is a party or by which the Borrower or any of its properties or assets is bound which in any case would cause a Material Adverse Effect. Without limiting the generality of the foregoing, the consummation by the Borrower of the transactions contemplated by this Agreement will not result in violation by the Borrower of any covenant contained in the Subordinated Notes, and the Subordinated Notes and the amounts payable thereunder, including principal, premium, if any, and accrued interest shall be subordinate and junior to the Loan, and all interest thereon, and all other amounts due under this Agreement. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds of the Loan) violates, shall violate or shall result in a violation of

Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

	Section 4.4 Capitalization. (a) The authorized capital stock of the Borrower consists of (i) 25,000,000 shares of Common Stock and (ii) 1,500,000 shares of preferred stock, of which (A) 150,000 shares have been designated Series B Convertible Preferred Stock,
(B) 150,000 shares have been designated Series C Convertible Preferred Stock and (C) 150,000 shares have been designated Series
D Convertible Preferred Stock. As of the date hereof and at the Closing Date (but excluding the effect of issuance of dividends on Series B Convertible Preferred Stock, Series C Convertible
Preferred Stock and Series D Convertible Preferred Stock as of
June 30, 2000), 4,742,923 shares of Common Stock are and will be issued and outstanding, 53,122 shares of Series B Convertible Preferred Stock are and will be issued and outstanding, 70,947 shares of Series C Convertible Preferred Stock are and will be issued and outstanding and 20,000 shares of Series D Convertible Preferred Stock will be issued and outstanding, respectively. All of the outstanding shares of the capital stock of the Borrower are validly issued, fully paid and non-assessable. As of the date hereof and at the Closing Date, the following additional securities are and will be issued and outstanding: (i) options to purchase an aggregate of 627,335 shares of Common Stock, (ii) warrants to purchase 1,202,922 shares of Common Stock, including the Initial Warrants issued pursuant to the terms of this Agreement (but excluding the effect of anti-dilution adjustments in the warrants issued in connection with the Series D Preferred Stock arising from consummation of the transactions hereunder) and
(iii) subordinated debentures convertible into an aggregate of 1,085,094 shares of Common Stock. There are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable or convertible into, any shares of capital stock of the Borrower, or contracts, commitments, understandings or arrangements by which the Borrower is or may become bound to issue additional shares of capital stock of the Borrower or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Borrower (except as contemplated by this Agreement). No event has occurred prior to the date hereof which, subsequent to the date hereof, will cause any adjustment in any conversion or exercise price or ratio with respect to any such securities pursuant to any anti-dilution provisions thereunder, nor as a result of any such event, will the number of shares of capital stock issuable upon such conversion or such exercise, as the case may be, be subject to adjustment. No such conversion or exercise price or ratio will be subject to adjustment as a consequence of the consummation of the transactions contemplated by this Agreement, nor, as a consequence of such consummation, will the numbers of shares of capital stock issuable upon such conversion or such exercise, as the case may be, be subject to adjustment, except that as a consequence of consummation of the transaction hereunder the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock, and the warrants issued in connection with the Series D Preferred Stock, will be adjusted as herein set forth.

	(b)	The issuance of the Warrants has been duly authorized
and, upon issuance the Warrants shall be validly issued, fully-paid and non-assessable and entitled to the rights set forth in the Warrant Certificates. The Warrant Shares have been duly authorized and reserved for issuance and upon exercise of the Warrants, will be validly issued, fully-paid and non-assessable, free and clear of any Liens created by the Borrower and not subject to any preemptive rights or adverse claims, and the holders thereof shall be entitled to all rights and preferences accorded to a holder of Common Stock.

	Section 4.5 Subsidiaries. The Borrower does not, directly or indirectly, beneficially or legally own or hold any capital stock or other proprietary interest in any corporation, partnership, joint venture, business trust or other legal entity.

	Section 4.6 SEC Documents; Financial Statements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Borrower has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Borrower with the Commission (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Borrower has delivered or made available to the Lenders true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the Commission since September 27, 1996 and all annual SEC Documents filed with the Commission since September 27, 1996. Without limiting any other representation or warranty herein, the Borrower has not provided the Lenders with any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Borrower but which has not been so disclosed. As of their respective dates, the SEC Documents (as amended by any amendments filed prior to the Closing Date and provided to the Lenders) complied in all material respects with the requirements of the Securities Act and the Exchange Act, and other federal, state and local laws, rules and regulations applicable to such SEC
Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Borrower included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Borrower as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

	Section 4.7 Taxes. Except as set forth on Schedule 4.7 annexed hereto, the Borrower has filed or caused to be filed all federal, state, municipal, foreign and other tax returns, reports and declarations, or extensions therefor, required to be filed by it, so as to prevent any valid lien, charge or encumbrance of any nature on its assets or properties and, except as set forth on
Schedule 4.7 annexed hereto, has paid or shall pay all taxes which have been or shall become due with respect to the periods covered by said returns or pursuant to any assessment received by it in connection therewith, which lien, charge, encumbrance or failure to pay would, individually, or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 4.7 annexed hereto, all assessments and charges (including penalties and interest, if any) related to periods ended on or before December 31, 1999 have been or will be paid by the Borrower, including any necessary adjustments with state and local tax authorities, the failure to pay which would, individually, or in the aggregate, have a Material Adverse Effect, and except as set forth on
Schedule 4.7 annexed hereto, no material deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof.

	Section 4.8 Title; Credit Arrangements; Defaults. The Borrower has good, valid, and marketable title to all assets and properties owned by it and material to its business, in each case free and clear of all Liens other than (i) Liens created pursuant to the Capital Indebtedness, (ii) Liens in favor of the Lenders, and (iii) Liens specifically permitted by the Lenders in writing, and, without limiting the foregoing, the assets and properties owned by the Borrower and shown on the consolidated balance sheet as of and at March 31, 2000 included in the SEC Documents which are, individually, or in the aggregate, material to the Borrower's business or condition, are owned by the Borrower, in each case free and clear of all Liens other than (i) Liens created pursuant to the Capital Indebtedness, (ii) Liens in favor of the Lenders, and (iii) Liens specifically permitted by the Lenders in writing. The Borrower leases or owns all material properties and assets necessary for the operation of its business as currently conducted. Set forth on Schedule 4.8 attached hereto is a list of all contracts, agreements, mortgages, arrangements (written or oral), and other documents to which the Borrower is a party or by which the Borrower or any of its assets or properties is or may be bound, with respect to obligations of the Borrower for borrowed money or guaranties therefor, or any restriction on the repayment of indebtedness incurred or on the payment of dividends on any securities of any such entity. No event has occurred, or, is alleged to have occurred, which constitutes or with lapse of time or giving of notice or both, would constitute a default or a basis for a claim of force majeure or other claim of excusable delay or non-performance under any of the foregoing; and no such event has occurred, or is alleged to have occurred, under any other contract, agreement, license, lease, or other document to which the Borrower is a party, which would, individually or in the aggregate, have a Material Adverse Effect.

	Section 4.9 Employee Benefit Plans. All Benefit Plans and all Multiemployer Plans in which the employees of the Borrower participate comply in all material respects with all requirements of the Department of Labor and the Internal Revenue Service promulgated under ERISA and with all other applicable law. The Borrower does not have any employees covered by any Multiemployer Plan. The Borrower has not taken or failed to take any action with respect to the Benefit Plans which might create any liability on the part of the Borrower which, individually, or in the aggregate, would have a Material Adverse Effect. Each "fiduciary" (within the meaning of section 3(21)(A) of ERISA) as to each Benefit Plan and, to the best of the knowledge of the Borrower, as to each Multiemployer Plan, has complied in all material respects with the requirements of ERISA and all other applicable law in respect of each such Plan. In addition, as of the date hereof:

   		(i) No Defined Benefit Plan or, to the best of the knowledge of the Borrower, any Multiemployer Plan, has incurred an "accumulated funding deficiency" (within the meaning of section
412(a) of the Code), whether or not waived;

		(ii) No "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan or, to the best of the knowledge of the Borrower, any Multiemployer Plan; there have been no terminations of any Defined Benefit Plan or, to the best of the knowledge of the Borrower, any Multiemployer Plan, or any related trust; and no such termination of any of the foregoing reasonably can be expected to occur;

		(iii) No "prohibited transaction" (within the meaning of section 406 of ERISA or section 4975(c) of the Code) has occurred with respect to any Benefit Plan, or to the best of the knowledge of the Borrower, any Multiemployer Plan;

		(iv) The aggregate present value of accrued benefits of the Defined Benefit Plans is not more than the aggregate value of the assets of such plans; there has been no withdrawal liability incurred by the Borrower with respect to any Multiemployer Plans; and the Borrower has not withdrawn (partially or totally within the meaning of ERISA) from any Multiemployer
Plan; and

		(v) Other than claims in the ordinary course for benefits with respect to any Benefit Plan, or, to the best of the knowledge of the Borrower, any Multiemployer Plan, there are no actions, suits, or claims pending with respect to any Plan or any circumstances known to the Borrower which might give rise to any such action, suit, or claims, which, individually, or in the aggregate, would have a Material Adverse Effect.

	Section 4.10 Disputes and Litigation. There is no action, suit, proceeding, or claim, pending or, to the knowledge of the Borrower, threatened, and no investigation by any court or government or governmental agency or instrumentality, domestic or foreign, pending or, to the best of the knowledge of the Borrower, threatened, against the Borrower before any court, government or governmental agency or instrumentality, domestic or foreign, nor is there any outstanding order, writ, judgment, stipulation, injunction, decree, determination, award, or other order of any court or government or governmental agency or instrumentality, domestic or foreign, against the Borrower, in each case which would have, individually or in the aggregate, a Material Adverse Effect.
Without limiting any other representation or warranty herein, all claims, actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower before any court, governmental agency or instrumentality, domestic or foreign, are covered by, and within the limits of coverage of, insurance maintained by the Borrower. The use by the Borrower of its assets and the conduct of its business does not, to its knowledge, involve infringement or claimed infringement of any patent, trademark, servicemark, tradename, copyright, license or similar right.

	Section 4.11 Compliance With Law; Licenses; Franchises;
Environmental Laws.

		(a)	The Borrower is not, and is not directly or
indirectly controlled by or acting on behalf of any party which is, an "investment company" within the meaning of the U.S.
Investment Company Act of 1940, as amended.

		(b)	The Borrower has (or has made timely application
for) all franchises, licenses, permits and other governmental and non-governmental approvals necessary to enable it to carry on its business and operations as currently conducted, the failure to have which would, individually or in the aggregate, have a Material Adverse Effect. All such franchises, licenses, permits, and governmental and other approvals are in full force and effect, there has been no material default or breach thereunder, and there is no pending or, to the best of the knowledge of the Borrower, threatened proceeding under which any may be revoked, terminated or suspended. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not conflict with, contravene or terminate any such franchises, licenses, permits or governmental or other approvals. The Borrower has not violated, nor is alleged to have violated, any law, rule, regulation, judgment, stipulation, injunction, decree, determination, award or other order of any government, or governmental agency or instrumentality, domestic or foreign, binding upon the Borrower which violation, individually or in aggregate, might have a Material Adverse Effect.

		(c) Neither the consummation of the transactions contemplated by this Agreement nor, to the knowledge of the Borrower, any real property utilized by the Borrower nor, to the knowledge of the Borrower, any condition thereon violates any Environmental Laws, other than any such violations which would not have a Material Adverse Effect, and no provisions of any Environmental Laws or regulations in any way affect the consummation of the transactions contemplated by this Agreement.

	Section 4.12 Use of Proceeds. The Borrower shall apply the proceeds of the Loan solely in accordance with Schedule 4.12 annexed hereto.

	Section 4.13 Principal Exchange/Market. The principal market on which the Common Stock is currently traded is Nasdaq.

	Section 4.14 No Material Adverse Change. Since March 31, 2000, the date through which the most recent quarterly report of the Borrower on Form 10-QSB has been prepared and filed with the Commission, a copy of which is included in the SEC Documents, no event which had or is likely to have a Material Adverse Effect has occurred or exists with respect to the Borrower.

	Section 4.15 No Undisclosed Liabilities. The Borrower does not have any liabilities or obligations not disclosed in the SEC Documents other than those liabilities incurred in the ordinary course of their respective businesses since March 31, 2000 or liabilities or obligations, individually or in the aggregate, which do not or would not have a Material Adverse Effect on the Borrower.

	Section 4.16 No Undisclosed Events or Circumstances. No event or circumstances has occurred or events with respect to the Borrower, or its business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement of the Borrower which has not been publicly announced or disclosed.

	Section 4.17 Brokers. The Borrower has taken no action which would give rise to any claim by any Person (other than Sanders
Morris Harris) for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

	Section 4.18 Private Placement. The Borrower has heretofore given each Lender access to all information which it has requested regarding the business and affairs of the Borrower. Neither the Borrower nor anyone acting on its behalf has directly or indirectly offered any shares of Common Stock or any other securities for sale to, or solicited any offer to buy any of the same from, anyone so as to bring the offer, sale, issuance and/or delivery of the Notes, the Warrants or the Warrant Shares, or any of them, within the registration requirements of the Securities
Act of 1933, as amended or any applicable state securities laws. Neither the offer, sale, issuance and/or delivery of the Notes, the Warrant or the Warrant Shares, nor any of them, in accordance with the terms of this Agreement will result in any contravention of any applicable federal or state securities laws, and will not require any approval or consent of any governmental authority, commission or agency.

	Section 4.19 Disclosure. No representation or warranty made under any provisions of the Loan Documents, or any of them, and none of the information furnished by the Borrower set forth herein, in the exhibits or schedules hereto or in any document specifically referenced in this Agreement and delivered to any of the Lenders, or any authorized representative of any of the Lenders, pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

	ARTICLE V

	REPRESENTATIONS AND WARRANTIES
	        OF THE LENDERS

	Each of the Lenders, severally, represents, warrants and covenants to the Borrower that:

	Section 5.1 Formation. Such Lender is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has full power and authority to acquire its Proportionate Share of the Loan, the Warrants, and the Warrant Shares, and to perform its obligations under the Loan Documents, and each of them.

	Section 5.2 Authorization. The execution and delivery of the Loan Documents, and each of them, by such Lender, the performance by such Lender of its covenants and agreements under the Loan Documents, and each of them, and the consummation by such Lender of the transactions contemplated by the Loan Documents, and each of them, have been duly authorized by all necessary action. When executed and delivered by such Lender, the Loan Documents, and each of them, will constitute the valid and legally binding obligations of such Lender enforceable against such Lender in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

	Section 5.3 Conflicts. Neither the execution and delivery of the Loan Documents, nor any of them, nor the consummation of the transactions contemplated in the Loan Documents, nor any of them: will violate any provision of the organizational documents of such Lender or any law, rule, regulation, writ, judgment, injunction, decree, determination, award, or other order of any court, government or governmental agency or instrumentality, domestic or foreign, binding upon such Lender; or conflict with or result in any breach of any of the terms of, or constitute a default under or result in the termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to, the terms of any contract or agreement to which such Lender is a party or by which such Lender or any of its assets and properties is bound, which breach, default, termination, creation, imposition, or other charge or encumbrance would, individually or in the aggregate, have a material adverse impact on the ability of such Lender to consummate the transactions contemplated by the Loan Documents.

	Section 5.4 Private Placement. (a) Without limiting the scope of the representations and warranties of the Borrower set forth in Article IV of this Agreement, such Lender acknowledges that, at its request, it has received certain information from the Borrower and that it has had the opportunity to ask representatives of the Borrower questions and receive answers in connection with the transactions contemplated hereby, and so as to verify the accuracy of the information so received. Each Lender acknowledges that an investment in the Borrower involves a high degree of risk. Such Lender is an "accredited investor" as defined under Regulation D promulgated by the Commission.

		(b)	Each Lender is acquiring the Warrants for its own
account and not with a view to distribution in violation of any securities laws. Each Lender does not have any present intention to sell the Warrants or the Warrant Shares and does not have any present arrangement (whether or not legally binding) to sell the Warrants to or through any person or entity; provided, however, that by its representations and warranties herein, each Lender does not agree to hold the Warrants or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Warrants or the Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition.

	ARTICLE VI

	CERTAIN COVENANTS

	Section 6.1 General Covenants. The Borrower covenants and agrees with the Lenders, and each of them, that, until the Maturity Date and thereafter for as long as any portion of the Loan shall remain outstanding and until the full and final payment of the Loan:

		(a) The Borrower shall punctually pay or cause to be paid the principal of and interest on the Loan according to the terms hereof and of the Notes.

		(b)	The Borrower shall comply with and perform each
and every covenant contained in the Security Agreement.

		(c)	Contemporaneously with the formation or
acquisition of any Subsidiary, the Borrower shall cause such Subsidiary to guarantee the Loan, and to join in the Security Agreement in order to secure such guaranty, in each case in form and substance in all respects satisfactory to the Required Lenders.

		(d)	From and after the satisfaction or discharge of
the Capital Indebtedness, the Borrower shall, at the request of the Required Lenders, enter into an amendment to the Security
Agreement in form and substance satisfactory to the Required
Lenders, to add to the Collateral thereunder all goodwill, know-how, technology, trade secrets, computer programs, customer lists, tradenames, tradename rights, trademarks, trademark rights, trademark applications, service marks, patents, patent rights, patent applications, copyrights and copyright applications, and all licenses and products in connection with any of the foregoing, all licenses, permits, agreements of any kind providing for the use, possession or authority to use or possess property of others or providing for others to use or possess or have authority to use or possess property of the Borrower, and all recorded data of any kind or nature regardless of the medium of recording, including, without limitation, all software, writings, plans, drawings, blueprints, specifications and schematics, all equipment, and all fixtures.

		(e)	Except for the consolidation of a Subsidiary with,
or merger of a Subsidiary into, another Subsidiary or the Borrower, the Borrower shall and shall cause each Subsidiary to do or cause to be done all things necessary or appropriate to preserve and keep in full force and effect its corporate existence, rights and material franchises, and use its best efforts to qualify as a foreign corporation entitled to do business in every jurisdiction in which the failure so to qualify would, individually or in the aggregate, have a Material Adverse
Effect.

		(f)	The Borrower shall not, nor permit any Subsidiary
to, enter into any transaction described under clauses (i) through
(iv), inclusive, of Section 2.3(b) of the Shareholders Agreement, without the prior written consent of the Required Lenders (which shall not unreasonably be withheld).

		(g)	The Borrower shall not modify, amend, increase or
extend the Capital Indebtedness nor the documents in evidence thereof, without the prior written consent of the Required Lenders
(which shall not be unreasonably withheld).

	Section 6.2 Financial and Other Information. The Borrower covenants and agrees with each Lender that, until the Maturity Date and thereafter for as long as any portion of the Loan shall remain outstanding and until the full and final payment of the Loan, the Borrower shall furnish to each Lender:

		(a)	as soon as available and in any event within 60
days after the end of each of the first three quarters of each fiscal year of the Borrower, unaudited balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and unaudited statements of operations and cash flows for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (all in reasonable detail and with all notes and supporting schedules), certified by the chief financial officer of the Borrower as presenting fairly the financial condition of the Borrower and the Subsidiaries as of the dates and for the periods indicated and as having been prepared in accordance with Generally Accepted Accounting
Principles consistently applied, except as may be otherwise disclosed in such financial statements or the notes thereto;
provided that the delivery within the time periods specified above of the Borrower's Quarterly Report on either Form 10-QSB or 10-Q prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this Section 6.2(a);

		(b)	as soon as available and in any event within 120
days after the end of each fiscal year of the Borrower, audited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such year and audited consolidated statements of operations, cash flows and changes in stockholders' equity for such year (all in reasonable detail and with all notes and supporting schedules), certified without qualification by KPMG
Peat Marwick LLP or such other independent public accountants satisfactory to the Required Lenders, as presenting fairly the financial condition of the Borrower and the Subsidiaries as of the dates and for the periods indicated and as having been prepared in accordance with Generally Accepted Accounting Principles consistently applied, except as may be otherwise disclosed in such financial statements or the notes thereto; provided that the delivery within the time period specified above of the Borrower's
Annual Report on either

Form 10-KSB or 10-K prepared in compliance with the requests therefor and filed with the Commission shall be deemed to satisfy the requirements of this Section 6.2(b);

		(c)	concurrently with the financial statements
furnished pursuant to clauses (a) and (b) of this Section 6.2, a certificate of the chief executive officer or the chief financial officer of the Borrower stating that no Event of Default hereunder and no event or act which, with the giving of notice or the passage or lapse of time, or both, would constitute such an Event of Default or other event shall exist, specifying all such events, and the circumstances thereof, and the steps if any being taken to remedy the same;

		(d) promptly upon their becoming available, copies of all financial statements, reports, notices, proxy statements and other communications sent by the Borrower to stockholders or to creditors generally, and copies of each regular or periodic report and any registration statements, prospectuses or written communication (other than transmittal letters) filed by the Borrower with the Commission or any successor agency; and with such other information relevant to the financial condition, properties and operations of the Borrower or any of the Subsidiaries as any Lenders may from time to time reasonably request; and

		(e)	prompt written notice after any officer of the
Borrower knows or has reason to know that: (i) a default or an Event of Default hereunder, or any condition, event or act which with the giving of notice or the passage or lapse of time, or both, would constitute such an Event of Default, has occurred and is continuing, together with a specification of the same and the steps if any being taken to remedy the same; or (ii) any other circumstances or event has or is reasonably likely to have a Material Adverse Effect.

	ARTICLE VII

	EVENTS OF DEFAULT

	Section 7.1 Events of Default. The entire unpaid principal amount of the Loan, together with all accrued interest thereon, at the option of the Required Lenders exercised by notice to the Borrower, shall forthwith become and be due and payable if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice, that is to say:

		(a)	if default shall be made in the due and punctual
payment of the principal of or interest on the Loan when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, and such default shall have continued for a period of ten days;

		(b) if any representation or warranty made by the Borrower in any of the Loan Documents shall prove to have been false, incorrect or misleading in any material respect on the date as of which is made;

		(c)	if default shall be made in the performance or
observance of any of the other covenants, agreements or conditions of the Borrower contained in this Agreement, the Notes or in any other Loan Document, and such default shall have continued for a period of 30 days after notice thereof by the Required Lenders to the Borrower;

		(d)	if this Agreement, the Notes or any other Loan
Document shall cease to be enforceable in accordance with its terms against the Borrower;

		(e)	if (i) the Borrower or any Subsidiary shall
default beyond any period of grace provided with respect thereto in the payment of principal of, premium, if any, or interest on any obligation in an amount in excess of $250,000 in respect of borrowed money when due, whether by acceleration or otherwise (including, without limitation, in connection with the Capital Indebtedness or the Subordinated Notes); or (ii) the Borrower or any Subsidiary shall default in the performance or observance of any other agreement, term or condition contained in such obligation or in any agreement under which any such obligation is created, if the effect of any such default is to cause or permit the holder or holders of such obligations (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to the date of its stated maturity, unless, in the case of each of (i) and (ii), such holder or holders or trustee shall have waived such default after its occurrence or unless such holder or holders or trustee shall have failed to give any notice, or take any other action, required to create an event of default thereunder;

		(f)	if final judgment for the payment of money in
excess of $250,000 shall be rendered by a court of record against the Borrower or any Subsidiary and not be covered by insurance maintained by the Borrower or such Subsidiary, and the Borrower or such Subsidiary, respectively, shall not discharge the same or provide for its discharge in accordance with its terms, or shall not procure a stay of execution thereon within 30 days from the date of entry thereof and, within the period during which execution of such judgment shall have been stayed, appeal therefrom, and cause the execution thereof to be stayed during such appeal;

		(g)	if the Borrower or any Subsidiary shall:

			(i)	admit in writing its inability to pay its
debts generally as they become due;

			(ii)	file a petition in bankruptcy or a petition
to take advantage of any insolvency act;

			(iii) make an assignment for the benefit of creditors;

			(iv)	consent to the appointment of a receiver of
itself or of the whole or any substantial part of its property; or

			(v)	file a petition or answer seeking
reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

		(h)	if a court of competent jurisdiction shall enter,
except at the direct or indirect request of the Lenders, an order, judgment, or decree appointing, without the consent of the Borrower or any Subsidiary, a receiver of the Borrower or any Subsidiary, respectively, or of the whole or any substantial part of its property, or approving a petition filed against it seeking reorganization or arrangement of the Borrower or any Subsidiary under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof, or any other jurisdiction, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof; or

		(i)	if, under the provisions of any other law for the
relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or of the whole or any substantial part of its property and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control.

	Section 7.2. Enforcement. In the case any one or more of the Events of Default specified in Section 7.1 hereof shall have occurred and be continuing, the Lenders, or any of them, may proceed to protect and enforce their respective rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Agreement, its Note or its rights under any other Loan Document, or the Required Lenders may proceed to enforce the payment of all Obligations or to enforce any other legal or equitable right of the Lenders. The Borrower hereby expressly waives presentment, demand or notice of any kind in connection with the exercise by the Lenders, or any of them, of their respective rights hereunder, except as explicitly provided herein. In the event an Event of

Default shall have occurred and any holder of a Note shall employ attorneys, or incur other costs and expenses for the collection of payments due or to become due, or for the enforcement or performance or observance of any obligation or agreement of the Borrower, the Borrower agrees that it will pay to such holder, on demand, the reasonable fees of such attorney together with all other costs and expenses incurred by such holder.

	Section 7.3 Waiver Of Jury Trial. THE BORROWER HEREBY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE
LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE OR OTHER JURISDICTION, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN THE BORROWER, THE LENDERS OR THEIR SUCCESSORS AND ASSIGNS, OUT OF
OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDING.

	ARTICLE VIII

	REGISTRATION

	Section 8.1	Registration and Listing.  Until the earlier
of (i) such time as the Lenders or their respective assigns no longer own Registrable Securities or (ii) the expiration of the Effectiveness Period, the Borrower will cause the Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will comply in all respects, with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. The Borrower shall take further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by
(i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Borrower shall deliver to such holder a written statement as to whether it has complied with such information and requirements. Until the earlier of (i) such time as the Lenders or their respective assigns no longer own Registrable Securities or (ii) the expiration of the Effectiveness Period, the Borrower shall use its reasonable business efforts to continue the listing or trading of the Common Stock on Nasdaq, the Nasdaq National Market or a principal exchange and comply in all respects with the Borrower's reporting, filing and other obligations under the bylaws or rules of Nasdaq and any exchange or market on which shares of the Common Stock are then traded.

	Section 8.2 Registration Requirements. The Borrower shall use its reasonable business efforts to effect the registration of the Registrable Securities (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the resale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the holder thereof (each a "Holder"). Such reasonable business efforts by the Borrower shall include the following:

		(a)	the Borrower shall, as expeditiously as reasonably
possible after the Closing Date:

			(i)	 Prepare and file a registration statement
with the Commission pursuant to Rule 415 under the Securities
Act on such appropriate registration form of the Commission as shall be reasonably selected by the Borrower covering the Registrable Securities (hereinafter referred to as a "Registration Statement") within 45 days following the Closing Date. Thereafter, the Borrower shall use its reasonable business efforts to cause such Registration
Statement to be declared effective by the Commission within 90 days following the Closing Date. In the event that such Registration Statement is not declared effective within 90 days following the Closing Date, there shall be a 30 day grace period. The Borrower shall use its reasonable best efforts to cause the Registration Statement to become effective during this 30 day grace period, if applicable. In the event that such Registration Statement has not been declared effective within 120 days from the Closing Date, then the Borrower shall, until the Registration Statement is declared effective, pay in cash to the Lenders, and each of them, an amount equal to 2% of the Loan then outstanding
(hereinafter referred to as the "Liquidated Damages") advanced by such Lender for each 30 day period, or part thereof, beginning on the 121st day following the Closing
Date (hereinafter referred to as the "Default Period") that the Registration Statement has not been declared effective;
provided, however, that the Default Period shall terminate and Liquidated Damages shall cease to accrue on the date upon which all such Registrable Securities may be immediately sold under Rule 144 in the reasonable opinion of counsel to the Borrower (provided that the Borrower's transfer agent has accepted an instruction from the Borrower to such effect). If any applicable Default Period is less than 30 days such cash payment shall be on a pro rata basis. Such cash payment shall be calculated by the Borrower on the earlier of (i) the effective date of such Registration Statement or (ii) the last day of each Default Period, and a check in lawful money of the United States of America shall be sent within
	three business days of such calculation to each of the Lenders. Following the initial effective date of such Registration Statement, Liquidated Damages shall also be payable to each of the Lenders by the Borrower for periods
(in excess of the time period in which the Borrower is required to file a Current Report on Form 8-K) during which the Registration Statement does not remain effective;
provided, however, that such Liquidated Damages shall not be payable by the Borrower in the event that all such Registrable Securities may be immediately sold by the Lenders pursuant to Rule 144. Notwithstanding the foregoing, if the Default Period commences from the failure of the Borrower to cause to become effective the Registration Statement solely by reason of the failure of any Lender to provide such information as (i) the Borrower may reasonably request from such Lender to be included in the Registration Statement or
(ii) the Commission or Nasdaq may request in connection with such Registration Statement, the Borrower shall not be required to pay such Liquidated Damages to such Lender during the period of delay attributable to such Lender's failure.
The Borrower and the Lenders hereby acknowledge and agree that it may be difficult, if not impossible, to determine with any reasonable accuracy the actual damages arising from the failure to secure effectiveness of the Registration
Statement by the time hereinbefore specified, or to maintain the Registration Statement thereafter, and that the amount of the Liquidated Damages is a reasonable estimate thereof, provided that payment thereof shall in no manner be construed as impairing the right of the Lenders, and each of them, to require specific performance of this Agreement.

			(ii)	 Prepare and file with the Commission such
amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration
Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and notify each of the Lenders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

			(iii) Furnish to each of the Lenders such number of copies of a current prospectus conforming with the requirements of the Securities Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as each of the Lenders may reasonably require in order to facilitate the disposition of Registrable
Securities owned by each of the Lenders.

			(iv)	 Use its best efforts to register and qualify
the securities covered by such Registration Statement under such other securities or "Blue Sky" laws of such jurisdictions
	as shall be reasonably requested by each of the Lenders;
provided that the Borrower shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

			(v)	 Notify each of the Lenders immediately of
the happening of any event as a result of which the prospectus (including any supplement thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

			(vi)	 Notify each of the Lenders immediately of
the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Borrower shall use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

			(vii) Permit a single firm of counsel, designated by the Lenders, to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to each filing, and shall not file any document in a form to which such counsel reasonably objects.

			(viii) Use its reasonable business efforts to list the Registrable Securities covered by such Registration
Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed, and prepare and file any required filings with the National Association of Securities Dealers, Inc. or any exchange or market where the Common Stock is traded.

			(ix)	  Otherwise use its reasonable business
efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, earnings statements covering a period of twelve months beginning with three months after the effective date of the Registration
Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

		(b)	The Borrower shall make available for inspection
by the Lenders and their representative(s), any underwriter participating in any disposition pursuant to a Registration
Statement, and any attorney or accountant retained by the Lenders or underwriter, all financial and other records customary for purposes of the Lender's due diligence examination of the Borrower and all SEC Documents filed subsequent to the Closing Date, pertinent corporate documents and properties of the Borrower, and cause the Borrower's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential.

	Section 8.3  Expenses of Registration.  All Registration
Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this
Article VIII shall be borne by the Borrower, and all Selling
Expenses of any Lender shall be borne by such Lender.

	Section 8.4 Registration Period. In the case of the registration effected by the Borrower pursuant to this Article VIII, the Borrower will use its reasonable business efforts to keep such registration effective (hereinafter referred to as the "Effectiveness Period") until the earliest to occur of (a) two years from the date of exercise of the last Warrant to be exercised prior to the expiration thereof, provided that, without limiting any provision of Section 8.2(a)(i), the Borrower may suspend the effectiveness of the Registration Statement if its Board of Directors determines, upon advice of counsel, that in order to maintain effectiveness of the Registration Statement, the Borrower would be required to disclose a significant corporate development which disclosure would have a material effect on the Borrower; provided, however, that the period of time which such Registration Statement is required to be effective shall be increased by the number of days that the Registration Statement's effectiveness was suspended, if any, (b) the date on which the Lenders have completed the sale or distribution described in the Registration Statement relating thereto, or (c) the date on which such Registrable Securities may be sold under Rule 144(k) in the reasonable opinion of counsel to the Borrower (provided that the Borrower's transfer agent has accepted an instruction from the Borrower to such effect).

	Section 8.5 Indemnification. (a) The Borrower will indemnify each holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such holder of Registrable Securities, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section
15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Borrower of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Borrower and relating to action or inaction required of the Borrower in connection with any such registration, qualification or compliance, and will reimburse each holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such holder of Registrable Securities, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Borrower will not be liable in any such case to a holder of Registrable Securities to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information relating to such holder or underwriter and furnished to the Borrower by such holder or the underwriter (if any) therefor and stated to be specifically for use therein. The indemnity agreement contained in this Section 8.5(a)shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Borrower(which consent will not be unreasonably withheld).

		(b)	Each holder of Registrable Securities will,
severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Borrower, each of its directors, officers, partners, and each underwriter, if any, of the Borrower's securities covered by such a registration statement, each person who controls the Borrower or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other holder of Registrable Securities (if any), and each of their directors, officers and partners, and each person controlling such other holder(s) of Registrable Securities against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in each case only insofar as such untrue statement or alleged untrue statement or omission relates to such holder of Registrable Securities, and will reimburse the Borrower and such other holder(s) of Registrable Securities and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Borrower by such holder of Registrable Securities and stated to be specifically for use therein, and provided that the maximum amount for which such holder of Registrable Securities shall be liable under this indemnity shall not exceed the net proceeds received by such holder of Registrable Securities from the sale of the Registrable Securities. The indemnity agreement contained in this Section 8.5(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such holder of Registrable Securities (which consent shall not be unreasonably withheld).

		(c)	Each party entitled to indemnification under this
Article (hereinafter referred to as the "Indemnified Party") shall give notice to the party required to provide indemnification
(hereinafter referred to as the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified
Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

	Section 8.6 Contribution. If the indemnification provided for in this Article VIII herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Borrower on the one hand and any holder of Registrable Securities on the other, in such proportion as is appropriate to reflect the relative fault of the Borrower and of such holder of Registrable Securities in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Borrower on the one hand and of any holder of Registrable Securities on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Borrower or by such holder.

	In no event shall the obligation of any Indemnifying Party to contribute under this Section 8.6 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section
8.5(a) or 8.5(b) hereof had been available under the circumstances.

	The Borrower and the Lenders agree that it would not be just and equitable if contribution pursuant to this Section 8.6 were determined by pro rata allocation (even if the holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement, omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

	ARTICLE IX

	MISCELLANEOUS

	Section 9.1 Modification of Agreement. No modification, amendment or waiver of any provision of, nor any consent required by, this Agreement, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and then such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose which given; provided, however, that, without the written consent of the affected Lender, no such action shall: reduce the amount of principal or required principal payments due to such Lender; reduce the rate of interest payable to such Lender; postpone any date fixed for payment of principal or interest to such Lender; or amend the definition of "Required Lenders". No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

	Section 9.2 Remedies Cumulative, etc. No right, power or remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power and remedy of the Lenders, or any of them, pursuant to this Agreement, or the other Loan Documents, now or hereafter existing at law or in equity or by statute or otherwise shall, to the extent permitted by law, be cumulative and concurrent and shall be in addition to every other right, power or remedy pursuant to this Agreement, or the other Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Lenders, or any of them, of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lenders of any or all such other rights, powers or remedies.

	Section 9.3 No Waiver, etc. To the fullest extent permitted by law, no failure or delay by the Lenders, or any of them, to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or the other Loan Documents, or to exercise any right, power or remedy hereunder or thereunder or consequent upon a breach hereof or thereof, shall constitute a waiver of any such term, condition covenant, agreement, right, power or remedy or of any such breach, or preclude the Lenders, or any of them, from exercising any such right, power or remedy at any later time or times.

	Section 9.4 Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by telecopy (or like transmission) as follows:

			(1)	if to the Borrower:

				8305 N.W. 27th Street
				Suite 107
				Miami, Florida 33122

				Attention:  Paul I. Mansur,
				            Chief Executive Officer

			     with a copy to:

				Gary M. Epstein, Esq.
				Greenberg Traurig, P.A.
				1221 Brickell Avenue
				Miami, Florida 33131

			(2)	if to the Lenders, at the addresses set forth
on Annex 1, with a copy to:

	               Howard Kailes, Esq.
	               Krugman & Kailes LLP
	               Park 80 West - Plaza Two
	               Saddle Brook, New Jersey  07663

Any notice so addressed and mailed shall be deemed to be given when so mailed. Any notices addressed and otherwise delivered shall be deemed to be given when actually received by the addressee. Any of the above addresses or telecopy numbers may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

	Section 9.5 Survival of Representations. Each representation, warranty, covenant and agreement of the parties hereto herein contained shall survive the Closing Date, notwithstanding any investigation at any time made by or on behalf of any party hereto.

	Section 9.6 Entire Agreement. This Agreement and the other Loan Documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and supersede all prior understandings, arrangements and agreements with respect to the subject matter hereof.

	Section 9.7 Expenses. The Borrower shall promptly pay, or reimburse the Lenders, and each of them, on demand for, all out-of-pocket fees and expenses incurred by it, including, without limitation, the reasonable fees and expenses of counsel to the Lenders, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and any other instruments and documents required hereunder and thereunder (whether or not the transactions contemplated hereby shall be consummated). The Borrower shall also reimburse the Lenders, for all out-of-pocket fees and expenses incurred by it, including without limitation the reasonable fees and expenses of counsel, in the enforcement of this Loan Agreement or the other Loan Documents.

	Section 9.8 Benefit of Agreement. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of the Lenders. Without limiting the generality of the foregoing and notwithstanding any other provision contained in this Agreement or the other Loan Documents, the Lenders, or any of them, may, at any time, sell or otherwise assign all or any part of their respective Notes and any related rights hereunder and under any of the Loan Documents to their respective Affiliates and, with the prior written consent of the Borrower (which shall not be unreasonably withheld or delayed) to any non-Affiliate. The foregoing shall not in any manner restrict the grant of any participating interest therein and in any related rights hereunder and under any of the Loan Documents, nor the assignment or transfer of any rights under any Warrant Certificate or under
Article VIII hereunder.

	Section 9.9 Governing Law. This Loan Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable in the case of agreements made and to be performed entirely within such state.

	Section 9.10 Captions. The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

	Section 9.11 Severability. In the event that one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision and never been contained herein.

	Section 9.12 SUBORDINATION. THE RIGHTS AND REMEDIES OF THE LENDERS HEREUNDER ARE SUBJECT TO AND SUBORDINATED TO THE TERMS AND PROVISIONS OF THOSE CERTAIN SUBORDINATION AGREEMENTS, EACH DATED THE DATE HEREOF, ENTERED INTO BY THE LENDERS, RESPECTIVELY, WITH CAPITAL BUSINESS CREDIT, A DIVISION OF CAPITAL FACTORS, INC.

	Section 9.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

	IN WITNESS WHEREOF, this Loan Agreement has duly executed by the parties hereto as of the date first-above written.

						SYSTEMONE TECHNOLOGIES INC.

						By s/Paul Mansur
						  ---------------------------

						HANSEATIC AMERICAS LDC

						By: Hansabel Partners LLC

						By: Hanseatic Corporation

						By s/Paul A. Biddelman
						  ---------------------------
						  Paul A. Biddelman
						  President

						ENVIRONMENTAL OPPORTUNITIES
						 FUND II, L.P.

						By: Fund II Mgt. Co., LLC
						    General Partner


						By s/Bruce R. McMaken
						  ---------------------------
						  Bruce R. McMaken
						  Manager

						ENVIRONMENTAL OPPORTUNITIES
						 FUND II (INSTITUTIONAL), L.P.

						By: Fund II Mgt. Co., LLC
						    General Partner


						By s/Bruce R. McMaken
						  ---------------------------
						  Bruce R. McMaken
						  Manager

       	ANNEX 1


                                     Proportionate   Proportionate    Allocation of
Lender                                    Share       Amount of Loan   Initial Warrants
Hanseatic Americas LDC			                 50%	  	    $1,250,000	      357,143
450 Park Avenue, Suite 2302
New York, New York 10022


Environmental Opportunities			          10.7%	          267,500	       76,429
  Fund II, L.P.
c/o Sanders Morris Harris
3100 Chase Tower
600 Travis Street, Suite 3100
Houston, Texas 77002

Environmental Opportunities Fund II	   39.3%	           982,500	      280,714
  (Institutional), L.P.			                     		    ----------
c/o Sanders Morris Harris					                       $2,500,000
3100 Chase Tower
600 Travis Street, Suite 3100
Houston, Texas 77002


	EXHIBIT A
	SYSTEMONE TECHNOLOGIES INC.

	PROMISSORY NOTE

$            								August 7, 2000
 -----------							 New York, New York


	SECTION 1. General. SYSTEMONE TECHNOLOGIES INC., a Florida corporation (hereinafter referred to as the "Borrower"), with offices at 8305 N.W. 27th Street, Miami, Florida 33122, for value
received, hereby promises to pay to                    , or
order, the principal amount of $            , on the Maturity
Date (as defined in the Loan Agreement hereinafter described), in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts and to pay interest on such principal amount at the rates and on the dates described in Section 2.3 of the Loan Agreement hereinafter described. The Borrower further agrees to pay interest at such rates described in Section 2.5 of the Loan Agreement hereinafter described on any overdue principal and (to the extent permitted by law) on any overdue interest, from the due date thereof until the obligation of the Borrower with respect to the payment thereof shall be discharged; all payments and prepayments of principal of this Note and all payments of the interest on this Note to be made at
        , or such other location as shall be specified in writing by the holder of this Note to the Borrower.

	SECTION 2. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New
York applicable to agreements made and to be performed entirely within such state.

	SECTION 3. Related Agreements. This Note is issued pursuant to, and is one of the Notes referred to in, the Loan Agreement dated as of August 7, 2000 (herein referred to as the "Loan Agreement") among the Borrower, Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P., and is entitled to the benefits and subject to the provisions thereof (including, without limitation, those providing for the optional and mandatory prepayment of this Note and the acceleration of the maturity hereof), and to the benefits of the Security Agreement, dated the date hereof, among the Borrower, Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P. Copies of such agreements may be obtained by any holder of this Note at the principal executive offices of the Borrower.

	SECTION 4. SUBORDINATION. THE RIGHTS AND REMEDIES OF THE HOLDER HEREOF ARE SUBJECT TO AND SUBORDINATED TO THE TERMS AND PROVISIONS OF A SUBORDINATION AGREEMENT, DATED OF EVEN DATE HEREOF, ENTERED INTO WITH CAPITAL BUSINESS CREDIT, A DIVISION OF CAPITAL FACTORS, INC.

		IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first-above written.


							SYSTEMONE TECHNOLOGIES INC.



							By
							   -------------------------
								Paul Mansur
								Chief Executive Officer

EXHIBIT B
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.
August 7, 2000
SYSTEMONE TECHNOLOGIES INC.
(Incorporated under the laws of the State of Florida)
Warrant for the Purchase of Shares of Common Stock

No. WRT-___

FOR VALUE RECEIVED, SYSTEMONE TECHNOLOGIES INC., a Florida
corporation (the "Company"), hereby certifies that
	 or assigns (the "Holder") is entitled, subject to the
provisions of this Warrant, to purchase from the Company, up to
						 (	) fully paid and
non-assessable shares of Common Stock at a price of $3.50 per share (the "Exercise Price").

The term "Common Stock" means the Common Stock, par value
$.001 per share, of the Company as constituted on the date of issuance of this Warrant (the "Base Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as
"Warrant Stock." The term "Other Securities" means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock in accordance with the terms hereof. The term "Company" means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation
(or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.
Upon receipt by the Company of evidence reasonably
satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction)
of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or
mutilated shall be at any time enforceable by anyone.
The Holder agrees with the Company that this Warrant is
issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth
herein.
1.	Exercise of Warrant.
1.1	Cash Exercise.  This Warrant may be exercised, in whole or in part, at any time, or from time to time during the period commencing on the date hereof and expiring 5:00 p.m. Eastern Time on the fifth anniversary of the Base Date (the "Expiration Date"), by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney; provided, however, that, prior to the date which falls nine months after the Base Date, this Warrant may not be exercised with respect to in excess of 50% of the maximum amount of Warrant Stock issuable under this Warrant and, prior to the first anniversary of the Base Date, this Warrant may not be exercised with respect to in excess of 75% of the maximum amount of Warrant Stock issuable under this Warrant; and, provided, further, that, in the event the entire Loan (as hereinafter defined), and all interest thereon, advanced by the original Holder of this Warrant pursuant to the Loan Agreement dated as of the date of this Warrant (the "Loan Agreement") is satisfied on or prior to the date which falls nine months after the Base Date, this Warrant may not thereafter be exercised with respect to in excess of 50% of the maximum amount of Warrant Stock issuable under this Warrant and, in the event that the entire Loan, and all interest thereon, advanced by the original Holder of this Warrant pursuant to the Loan Agreement is satisfied on or prior to the date which falls on the first anniversary of the Base Date, this Warrant may not thereafter be exercised with respect to in excess of 75% of the maximum amount of Warrant Stock issuable under this Warrant. For purposes hereof, the "Loan" shall have the meaning set forth in the Loan Agreement.
If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.
The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

1.2	Cashless Exercise.  This Warrant may be exchanged, in whole
or in part (subject to the limitations on exercise hereinabove set forth in Section 1.1) (a "Warrant Exchange"), at any time, or from time to time, during the period commencing on the date hereof and ending on the Expiration Date, into the number of shares of Common Stock determined in accordance with this Section 1.2, by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, accompanied by a notice (a "Notice of Exchange") stating that this Warrant is being exchanged and the number of shares of Common Stock to be exchanged. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of shares of Common Stock (rounded to the nearest whole number) equal to (i) the number of shares specified by the Holder in its Notice of Exchange (the "Total Number") less the number of shares equal to the quotient obtained by dividing
(A) the product of the Total Number and the then applicable Exercise Price by (B) the then fair market value (determined in accordance with Section 3 below) per share of Common Stock. If this Warrant should be exchanged in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with a duly executed Notice of Exchange, at its office, or by the stock transfer agent of the Company at its office, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exchange, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exchange of this Warrant.

2.	Reservation of Shares.  The Company will at all times
reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of this Warrant. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

3.	Fractional Shares.  No fractional shares or scrip
representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of Common Stock shall be determined as follows:
(a)	If the Common Stock is listed on a National Securities
Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or

(b)	If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

(c)	If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined by the Board of Directors of the Company in good faith.

4.	Exchange, Transfer, Assignment or Loss of Warrant.
This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, subject to the provisions of Section 7 hereof, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

5.	Rights of the Holder.  The Holder shall not, by virtue
hereof, be entitled to any rights of a shareholder in the
Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.
6.	Anti-Dilution Provisions.
6.1	Adjustment for Recapitalization.  If the Company shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased and the Exercise Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock or Other Securities subject to this Warrant immediately prior to such combination shall be proportionately decreased and the Exercise Price shall be proportionately increased. Any such adjustments pursuant to this
Section 6.1 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

6.2	Adjustment for Reorganization, Consolidation, Merger, Etc.
In case of any reorganization of the Company (or any other entity, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Company (or any such other entity) shall consolidate with or merge into another entity or convey all or substantially all of its assets to another entity, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in
Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

6.3	No Dilution.

(a)	From the date of issuance of this Warrant
until the later of (1) the first anniversary date of such issuance and (2) the date on which the Company first consummates a sale of shares of its equity securities (within the meaning of Section

3(a)(11) of the Securities Exchange Act of 1934, as amended) or debt securities convertible into equity securities for gross cash proceeds to the Company of more than $2.0 million (such period through such later date, hereinafter referred to as the "Reset Period") other than Excluded Shares (as hereinafter defined), if the Company shall issue or enter into any agreement to issue any shares of Common Stock other than Excluded Shares for consideration per share (the "Issuance Price") less than the Exercise Price per share in effect immediately prior to such issuance, the Exercise Price in effect immediately prior to such issuance shall be reduced (but shall not be increased) to the Issuance Price. For purposes hereof, the term "Excluded Shares" shall mean (1) any shares of Common Stock issued in a transaction described in Sections 6.1 and 6.2 of this Warrant; (2) issuances of shares of Common Stock from time to time pursuant to employment agreements, stock option or bonus plans authorized by the Board of Directors of the Corporation as of the date hereof, (3) issuances of Common Stock, or options to acquire shares of Common Stock, or securities convertible into or exchangeable for Common Stock pursuant to the terms of any acquisition by the Company of all or substantially all of the operating assets, or more than fifty percent (50%) of the voting capital stock or other controlling interest of any business entity in a transaction negotiated on an arms-length basis and expressly approved in advance by the Board of Directors of the Company; (4) issuances of shares of Common Stock from time to time upon the exercise, exchange or conversion of warrants, options, convertible securities, the Company's outstanding 8-1/4% Subordinated Convertible Notes Due 2003 or other securities outstanding as of the date hereof and pursuant to the written terms of such securities as they exist as of the date hereof, and (5) issuances of shares of Common Stock from time to time pursuant to the anti-dilution provisions of other securities of the Company, including shares of the Company's outstanding Series B, Series C and Series D Convertible Preferred Stock. For purposes hereof, "voting capital stock" shall be deemed to be capital stock of any class or classes, however designated having ordinary voting power for the election of members of the board of directors or other governing body and "controlling" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a party, whether through the ownership of voting capital stock, by contract or otherwise.

 (b)	If, at any time from the date of issuance of
this Warrant, the Company shall issue or enter into any agreement to issue any shares of Common Stock other than Excluded Shares for consideration per share lower than the market price per share in effect immediately prior to such issuance, the Exercise Price in effect immediately prior to such issuance shall be reduced (but shall not be increased) to the price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to such issuance by the factor determined by dividing (1) an amount equal to the sum of (A) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance multiplied by the market price per share in effect immediately prior to such issuance and (B) the consideration, if any, received by the Company upon such issuance by (2) the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance multiplied by the market price per share in effect immediately prior to such issuance; provided, however, no adjustment shall be made to the Exercise Price if (1) such issuance is in connection with a firm commitment underwritten public offering or (2) the consideration per share is equal to or greater than 85% of the market price per share in effect immediately prior to such issuance. For purposes hereof, the "market price" as of any measurement date shall be the average of the closing prices of the Common Stock for each of the 10 consecutive trading days immediately preceding such measurement date.

(c)	The Company will not, by amendment of its
Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment.

(d)	For further clarity, any change to the
exercise price or other terms of the 8-1/4% Subordinated Convertible Notes Due 2003 shall not count to determining the Reset Period, but shall be taken into account in determining whether any adjustment to the Exercise Price is due under this
Section 6.3.

(e)	The Exercise Price shall be subject to
adjustment from time to time as previously provided in this
section 6.3. Upon each adjustment of the Exercise Price, the holder of the Warrant evidenced hereby shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share pursuant to Section 3) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product by the Exercise Price resulting from such adjustment.

6.4	Certificate as to Adjustments.  In each case of an adjustment in the number of shares of Warrant Stock or Other Securities receivable on the exercise of this Warrant, or the Exercise Price, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate executed by an executive officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to the Holder.

6.5	Notices of Record Date, Etc.  In case:

(a)	the Company shall take a record of the holders of its Common
Stock (or Other Securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

(b)	of any capital reorganization of the Company, any
reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another entity, or any conveyance of all or substantially all of the assets of the Company to another entity; or

(c)	of any voluntary or involuntary dissolution, liquidation,
partial liquidation or winding up of the Company, or

(d)	any event resulting in the expiration of the Reset Period,
then, and in each such case, the Company shall mail or cause to be mailed to each Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least 20 days prior to the date therein specified.

7.	Transfer to Comply with the Securities Act.
Notwithstanding any other provision contained herein, this Warrant and any Warrant Stock or Other Securities may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the

Warrant Stock or Other Securities may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.
8.	Legend.  Unless the shares of Warrant Stock or Other
Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock or Other Securities, all certificates representing such securities shall bear on the face thereof substantially the following legend:
The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or unless an opinion of counsel is obtained stating that such disposition is in compliance with an available exemption from such registration.

9.	Notices.  All notices required hereunder shall be in
writing and shall be deemed given when telegraphed, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at its principal office, or to the Holder at the address set forth on the record books of the Company, or at such other address of which the Company or the Holder has been advised by notice hereunder.
10.	Applicable Law.  The Warrant is issued under and shall
for all purposes be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the choice of law rules thereof.
IN WITNESS HEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

SYSTEMONE TECHNOLOGIES INC.


By:
    -------------------------
Name:	Paul Mansur
Title:	Chief Executive Officer

WARRANT EXERCISE FORM
The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____________ shares of Common
Stock of SystemOne Technologies Inc., a Florida corporation, and hereby makes payment of $____________ in payment therefor.



Signature




Signature, if jointly held




Date



INSTRUCTIONS FOR ISSUANCE OF STOCK
(if other than to the registered holder of the within Warrant)



Name
(Please typewrite or print in block letters)

Address



Social Security or
Taxpayer Identification Number

ASSIGNMENT FORM


FOR VALUE RECEIVED,

hereby sells, assigns and transfers unto

Name
(Please typewrite or print in block letters)

the right to purchase Common Stock of SystemOne Technologies Inc., a Florida corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________________________________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

DATED:  ____________, 200_.




Signature



Signature, if jointly held

	EXHIBIT C

	SECURITY AGREEMENT

	AGREEMENT dated as of August 7, 2000, by and among SYSTEMONE TECHNOLOGIES INC., a corporation duly organized and validly existing under the laws of the State of Florida (hereinafter referred to as the "Borrower"), and the undersigned ENVIRONMENTAL OPPORTUNITIES FUND II, L.P., ENVIRONMENTAL OPPORTUNITIES FUND II (INSTITUTIONAL), L.P., and HANSEATIC AMERICAS LDC (hereinafter referred to, collectively, as the "Lenders" and, individually, as a "Lender").

	W I T N E S S E T H:

	WHEREAS, under the terms and conditions of a Loan Agreement dated as of August 7, 2000 (hereinafter referred to as the "Loan Agreement") among the Borrower and the Lenders, the Lenders have agreed to advance to the Borrower the aggregate principal amount of $2,500,000 (hereinafter referred to as the "Loan"), which Loan is to be evidenced by certain Notes dated the date hereof (hereinafter referred to, collectively, as the "Notes"), with payment of the Notes and any other obligations of the Borrower to the Lender to be secured as provided for in the Loan Agreement;

	WHEREAS, pursuant to the Loan Agreement, the Borrower has agreed to execute and deliver to the Lenders this Security Agreement granting the Lenders, and each of them, a lien on and security interest in the Collateral herein described to secure the Borrower's payment and discharge of all of its obligations under the Loan Agreement and the Notes;

	NOW, THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

	1.	Definitions. For purposes of this Agreement, the term
"Collateral" shall mean: all of the Borrower's accounts, contract rights, chattel paper, deposit accounts, general intangibles, goods, choses in action, documents and instruments; all obligations owing to the Borrower; all tax refunds to which the Borrower may be or become entitled; all of the Borrower's books of account of every kind and nature, including, without limitation, all electronically recorded data relating to the Borrower or its business; all inventory, including raw materials, work in process and other tangible personal property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in the Borrower's business, wherever located, whether now existing or hereafter arising, now or hereafter received by or belonging to the Borrower; and the proceeds of, products of, repossessions and returns of, additions and accessions to, and replacements for, all of the foregoing, including all rights to insurance and the proceeds thereof concerning any of the foregoing; provided, however, that general intangibles as aforesaid shall not include goodwill, patents, trade names, trademarks, blue prints, drawings and infringement claims. The security interest hereby claimed relates to all of the foregoing types of Collateral, whether now owned or hereafter acquired or arising. The claim of proceeds shall not be construed to be a consent to the disposition of any of the foregoing Collateral. Non-capitalized terms used herein to describe the Collateral shall have the definitions used in the Uniform Commercial Code as enacted in the State of Florida.

	2.	Creation of Security Interest. As an inducement to the
Lenders, and each of them, to enter into the Loan Agreement, to make the Loan, and to secure prompt payment, performance and discharge in full of all the Borrower's obligations (hereinafter referred to as the "Obligations") on the part of the Borrower to be performed under the Loan Agreement and the Notes, the Borrower hereby unconditionally and irrevocably grants to the Lenders, and each of them, a continuing security interest in, a lien upon and a right of set-off against all of the Collateral, which shall be senior and first-in-right with respect to all other security interests and liens other than the interest of Capital Business Credit, a division of Capital Factors, Inc. (hereinafter referred to as "Capital") pursuant to that certain Loan and Security
Agreement dated May 17, 1999, as amended December 21, 1999 (hereinafter referred to as the "Senior Credit Agreement") between the Borrower and Capital and other Permitted Encumbrances (as defined in the Loan Agreement). Upon the payment, performance and discharge in full of all Obligations, the security interest granted herein shall expire.

	3.	Financing Statements. The right is expressly granted to
the Lenders, or any of them, in their respective sole discretion, to file one or more financing statements without the signature of the Borrower under the Uniform Commercial Code, as enacted in any jurisdiction in which perfection of the security interest granted to the Lenders hereunder is required, naming the Borrower as debtor under Section 2 hereof and the Lenders as secured parties and indicating therein the items to be secured, or any of them, herein specified, and such other documentation shall be reasonably required by the Lenders, or any of them, so as to perfect the security interest granted to the Lenders, and each of them, hereunder pursuant to the laws of any jurisdiction in which such perfection is required. The Borrower will, upon request by the Lenders, execute such financing statements and other notices, affidavits or other documents as the Lenders, or any of them, may deem necessary to protect its security interest granted under
Section 2 hereof. Without the prior written consent of the Required Lenders (as hereinafter defined), the Borrower will not file or authorize or permit to be filed in any jurisdiction any such financing or like statement, with respect to the Collateral in which the Lenders, and each of them, are not named as the secured parties or grant or permit the placing upon the Collateral of any lien other than that granted hereby except as expressly provided in this Agreement or in the Senior Credit Agreement. All filing costs under this Section 3 shall be borne by the Borrower.
For purposes hereof, the term "Required Lenders" shall mean, at any time, those Lenders holding Notes, evidencing two-thirds or more of the aggregate principal amount then outstanding and evidenced by all Notes.

	4.	Representations, Warranties and Covenants. The Borrower
hereby represents and warrants to, and covenants with, the Lenders that:
		(a)	The Borrower (i) has, and shall have at all times
hereafter until all of the Obligations shall have been paid in full, good and marketable title to the Collateral and (ii) owns, and shall own at all times hereafter until all of the obligations shall have been paid in full, the Collateral and each such item free and clear of all liens, charges, encumbrances, taxes and assessments of any kind or nature whatsoever subject only to the Permitted Encumbrances and except as permitted under the Loan
Agreement and hereunder. Without limiting the generality of the foregoing, the Factoring Agreement, License Agreement and Security Agreement Supplement, each dated November 26, 1997, between
Capital Factors, Inc. and the Borrower are no longer in effect and any and all security interests granted to Capital Factors, Inc.
thereunder have been or will be discharged (and the Borrower has taken or will take all actions necessary to discharge such security interests, including but not limited to filing one or more termination statements under the Uniform Commercial Code, as enacted in any jurisdiction where such security interest has been perfected). The Borrower shall preserve the Collateral and abstain from and not permit the commission of waste with regard thereto; and shall not sell, lease or otherwise transfer or dispose of any of the Collateral except sales of inventory or dispositions of obsolete assets, each in the ordinary course of business and except as permitted by Section 5. The Borrower shall at all times maintain the liens and security interests provided for hereunder as valid and perfected liens and security interests in the Collateral, and each item thereof, hereby granted to the Lenders, senior and first-in-right with respect to all other security interests and liens other than the interest of Capital under the Senior Loan Agreement and the other Permitted

Encumbrances, and shall safeguard and protect the Collateral, and all items thereof, for the account of the Lenders, and each of them.

		(b)	The Borrower shall comply in all material respects
with all applicable national, federal, county, municipal and other laws, ordinances, rules, and regulations now in force or hereafter enacted with respect to the ownership or use of the Collateral.

		(c)	Each account included in the Collateral shall be
evidenced by such invoices, shipping documents, or other instruments ordinarily used in the trade as shall be reasonably satisfactory to the Required Lenders; each such item shall be a valid and legally binding obligation of the account debtor, not subject to credit, allowance, offset, defense, counterclaim or adjustment by the account debtor, except discounts allowed for prompt payment or credits or allowances in the ordinary course of business; and all representations made by the Borrower to the Lenders with reference to the description, content or valuation of any or all such items shall be true and correct.

		(d)	The Borrower shall from time to time execute and
deliver to the Lenders, and each of them, in such form and manner required by the Required Lenders, such confirmatory schedules of accounts included in the Collateral, and other appropriate reports designating, identifying and describing the Collateral. The
Borrower shall furnish the Lenders, and each of them, with schedules of agings of such accounts in such form and at such intervals as the Required Lenders may from time to time specify.
The foregoing provisions of this paragraph (d) may be satisfied by delivery to the Lenders all such information and reports as are delivered to Capital under the Senior Credit Agreement with respect to accounts receivable, contemporaneously with delivery thereunder. In addition, the Borrower shall provide to the Lenders, and each of them, copies of agreements with, or purchase orders from the Borrower's customers and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to the accounts as the Required Lenders may require.

		(e)	The Borrower shall defend the Collateral against
all claims and demands of all other persons at any time claiming the same or an interest therein and shall pay promptly when due all taxes and assessments upon the Collateral. At their option in their reasonable discretion, the Required Lenders may discharge any or all taxes, liens or other encumbrances at any time levied against or placed on the Collateral, all of which amounts shall become part of the Obligations. The Borrower shall not, except in the ordinary course of business, consistent with past practices, compromise, discharge, extend the time for payment or otherwise grant any indulgence or allowance with respect to any account included in the Collateral without the prior written consent of the Required Lenders, which consent shall not unreasonably be withheld.

		(f)	The Borrower shall maintain insurance coverage in
accordance with good business practice against loss or damage to the Collateral by fire and other hazards, with such insurance carriers as are reasonably satisfactory to the Required Lenders.
In the event of loss or damage in any material respect to such Collateral as shall constitute tangible property, the Borrower shall give immediate written notice thereof to the Lenders, and each of them. In such events, the Borrower shall promptly adjust or compromise any loss claims under the insurance and replace such Collateral or apply the proceeds to the outstanding obligations to the Lenders, pro rata in accordance with the outstanding principal amount of the Notes held by the Lenders, respectively. If the Borrower fails to promptly adjust or compromise any loss claims under the insurance (other than for valid business purposes), the Required Lenders shall have the right at their reasonable election, to adjust or compromise any such loss claims under such insurance.

		(g)	The Borrower shall at all times keep accurate and
complete books and records of the Collateral in such detail, form and scope as the Required Lenders shall reasonably require, and shall maintain the same at its principal place of business. Such books and records shall be maintained in accordance with recognized, good accounting principles and practices and in a manner reasonably satisfactory to the Required Lenders. The
Lenders, or any of them, or any of their respective agents shall have the right to call at the Borrower's place or places of business upon reasonable prior notice and at intervals to be determined by such Lender or Lenders, respectively, and without hindrance or delay, to inspect, audit, make verifications
(including those with account debtors) and otherwise check and make extracts from such books and records (including, without limitation, orders, receipts, correspondence and other data) relating to the Collateral or to any other transactions among the parties hereto. If requested by the Required Lenders, the Borrower shall mark its records concerning accounts included in the Collateral in a manner satisfactory to the Required Lenders to show the security interest of the Lenders, and each of them, therein.

		(h)	The Borrower's complete legal name is as first set
forth above, and the Borrower does not utilize or do business under any tradename. The Borrower's principal place of business, and the location of its records of accounts, is as set forth hereinafter. The Borrower maintains such additional places of business as are listed in the attached Schedule A to this Agreement. The Borrower shall not without at least 30 days prior written notice to the Lenders, and each of them, change its principal place of business, change the location of its records of the Collateral, nor open any new places of business or close any existing places of business, or change its name or any tradename, in any such case which would require the filing of an additional financing statement or statements, or other documentation, then or at any time in the future required to preserve the security interest of the Lenders, and each of them, in any items of the Collateral.

	5.	Establishment of Deposit Account.

		(a)	The Lenders, and each of them, hereby authorize
the Borrower to collect all of its accounts; provided, however, that upon request by the Required Lenders (and provided that the obligations owing to Capital pursuant to the Senior Credit
Agreement have been paid in full) at any time during the existence of an Event of Default under the Loan Agreement, all proceeds of the Collateral collected and received by the Borrower shall be held in trust for the Lenders, and each of them, and delivered by the Borrower as directed by the Required Lenders, within two business days of receipt, in exactly the form in which received
(except for the addition thereto of the endorsement of the Borrower when and where necessary to permit collection thereof, which endorsement the Borrower agrees to make). Such proceeds so delivered shall be deposited in and credited to a special account (hereinafter referred to as the "Deposit Account") maintained by the Lenders in a bank located in New York City which is a member of the Federal Deposit Insurance Corporation, over which the Required Lenders alone (or their nominee) shall have the power of application and withdrawal. The Borrower shall not commingle any such proceeds with any of its other funds or property, and shall hold them separate and apart from any other funds or property in trust for the Lenders, and each of them, until deposit thereof is made in the Deposit Account. The Lenders shall promptly apply the collected proceeds of the Collateral on deposit in the Deposit
Account to the payment in full or in part of the principal of and interest on any of the Obligations, in such order and in such manner as the Required Lenders shall determine consistent with
Section 7(b)(vi) hereof. Any portion of such collected proceeds which the Required Lenders elect not to apply and which they deem not required as security shall be paid over from time to time by the Required Lenders to the Borrower.

		(b)	The authority given to the Borrower in Paragraph
(a) immediately preceding to collect its accounts shall (subject to the provisions of the Senior Credit Agreement) terminate upon the occurrence and during the continuation of an Event of Default
(as hereinafter defined). Upon the occurrence and during the continuation of an Event of Default, if requested by the Required Lenders in writing, the Borrower shall forthwith notify all of its account debtors that its accounts have been assigned to and shall be payable as directed by the Required Lenders, and shall indicate on all billings therefor that all payments thereon shall be made as directed by the Required Lenders. The Required Lenders may, at any time upon the occurrence of an Event of Default and at any time thereafter during the continuation of an Event of Default, in the names of the Lenders: (i) notify any and all account debtors that the Borrower's accounts have been assigned to the Lenders and that any payment on account thereof shall be made as directed by the Required Lenders; (ii) collect, compromise, endorse, sell, assign, discharge, or extend the time for payment of, any such account; (iii) institute legal action for the collection of any such account, and (iv) do all acts and things incidental thereto, all of which are hereby approved by the Borrower.

	6.	Action of the Required Lenders. Should any covenant,
duty, or agreement of the Borrower fail to be performed in accordance with its terms hereunder, the Required Lenders may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower, and any amount expended by the Required Lenders in such performance or attempted performance together with interest thereon at the rate then provided for in the Loan Agreement, shall become a part of the Obligations secured by this Agreement, and, at the request of the Lenders, the Borrower covenants and agrees to promptly pay such amount to the Lenders; provided, that the Required Lenders, nor any of them, assume and shall never have any liability for the performance of any duties of the Borrower under or in connection with the Collateral, or any part thereof, or under any transaction, agreement, or contract out of which the Collateral, or any part thereof, may arise. If any account debtor of an account fails or refuses to make payment thereon when due, the Required Lenders are authorized, in their discretion, either in their own names or in the name of the Borrower, to take such action as the Required Lenders shall deem appropriate for the collection of any proceeds of the Collateral with respect to which a delinquency exists. Regardless of any other provision hereof, however, neither the Lenders, nor any of them, shall be liable for their failure to collect, or for their failure to exercise diligence in the collection of any proceeds of an account, nor shall they, or any of them, be under any duty whatsoever to anyone except to account for the funds that it shall actually receive hereunder.

	7.	Events of Default. (a) The following events shall be
"Events of Default":

		(i)	An Event of Default under the Loan Agreement; or

		(ii)	Any representation, warranty, certification or
statement made by the Borrower hereunder shall prove to have been incorrect in any material respect when made.

		(b)	Upon occurrence of any of the above Events of
Default and at any time thereafter during the continuation of an Event of Default the Required Lenders may accelerate all of the Obligations secured hereby and the Lenders (acting through the Required Lenders) shall have all the rights and remedies of secured parties under the Uniform Commercial Code as in effect in the State of Florida (whether or not in effect in the jurisdiction where the rights and remedies are asserted) and/or any other applicable law as to the Collateral, or any part thereof, of any other jurisdiction as to the Collateral, or any part thereof, therein located (whether or not such other law applies to the affected Collateral) and shall further have, in addition to all other rights and remedies provided herein, by the Loan Agreement or by law, the following rights and powers:

		(i)	The Required Lenders are authorized to take
possession of the Collateral, and any and all items thereof, and, for that purpose, may enter, with the aid and assistance of any person or persons, any premises where records related to the Collateral, or any part thereof, are, or may be, placed and remove the same;

		(ii)	At the Required Lenders' request, the Borrower
shall assemble the records related to the Collateral and make it available to the Required Lenders at places which the Required
Lenders shall select, whether at the Borrower's premises or elsewhere;

		(iii)	The Required Lenders' obligation, if any, to give
additional credit of any kind to the Borrower shall immediately terminate.

		(iv)	The Required Lenders shall have the right from
time to time to (A) sell, resell, assign and deliver all or any part of the Collateral for cash, for credit or for other property, for immediate or future delivery, and for such price or prices as the Required Lenders shall reasonably determine, (B) adjourn any such sale or cause the same to be adjourned from time to time to a subsequent time and place announced at the time and place fixed for the sale, and (C) carry out any agreement to sell the

Collateral, or any part thereof, in accordance with the terms of such agreement, notwithstanding the fact that after the Required Lenders shall have entered into such an agreement, the Notes and other Obligations due under the Loan Agreement may have been paid in full;

		(v)	Upon each such sale, the Lenders, or any of them,
may, unless prohibited by applicable statute which cannot be waived, bid for and purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Borrower, which are hereby waived and released;

		(vi)	The proceeds of any such sale or other disposition
of the Collateral, or any part thereof, shall be applied, first, to the expenses of retaking, holding, processing and preparing for sale, selling, and the like, and to the reasonable attorneys' fees and legal expenses incurred by the Lenders, and each of them, and then to satisfaction of the Obligations, pro rata on the basis of the respective amounts thereof held by each Lender, and to the payment of any other amounts required by applicable law, after which the Lenders shall account to the Borrower for any surplus proceeds. If, upon the sale or other disposition of the obligations, or any part thereof, the proceeds thereof are insufficient to pay all amounts to which the Lenders, and each of them, are legally entitled, the Borrower will be liable for the deficiency, together with interest thereon, at the rate prescribed in the Loan Agreement, and the reasonable fees of any attorneys employed by the Lenders, and each of them, to collect such deficiency. To the extent permitted by applicable law, the Borrower waives all claims, damages, and demands against the Lenders, and each of them, arising out of the repossession, removal, retention or sale of the Collateral, or any part thereof.

	8.	The Lenders as Attorneys-in-Fact. The Borrower hereby
constitutes and appoints the Lenders, and each of them, and their respective successors and assigns, the true and lawful attorney or attorneys of the Borrower, with full power of substitution, for it and in its name and stead or otherwise during the existence of an Event of Default:

		(a)	to institute and prosecute from time to time, any
proceedings at law, in equity or otherwise, that the Required
Lenders, their respective successors or assigns, may deem proper in order to assert or enforce any claim, right or title of any kind in and to the Collateral, or any part thereof, and to defend and compromise any and all actions, suits or proceedings in respect of the Collateral, or any part thereof;

		(b)	to receive, take, endorse, sign, assign and
deliver any and all checks, notes, drafts, and other documents or instruments relating to the Collateral, or any part thereof;

		(c)	to transmit to account debtors notice of the
interest of the Lenders, and each of them, therein and to request from such customers at any time, in the name of the Lenders or of the Borrower, information concerning the Collateral, or any part thereof, and the amounts owing thereon;

		(d)	to notify account debtors to make payment as
directed by the Required Lenders; and

		(e)	generally to do any and all such acts and things
in relation to the Collateral as the Required Lenders, their respective successors or assigns, shall deem advisable, including, but not limited, to, the execution of any and all financing statements and instruments contemplated under Section 2 hereof.

The Borrower declares that the appointment hereby made and the power hereby granted are coupled with an interest and shall be irrevocable by the Borrower.

	9.	Term of Agreement. This Agreement shall terminate when
all payments under the Notes, and each of them, have been made in full and all other Obligations have been paid or discharged. Upon such termination, the Lenders, and each of them, at the request of the Borrower, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to Section 2 of this Agreement.

	10.	Modification of Agreement. No modification, amendment
or waiver of any provision of, nor any consent required by, this Agreement, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and then such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose which given;
provided, however, that, without the written consent of the affected Lender, no such action shall: reduce the amount of principal or required principal payments due to such Lender;
reduce the rate of interest payable to such Lender; postpone any date fixed for payment of principal or interest to such Lender; or amend the definition of "Required Lenders". No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

	11.	Remedies Cumulative, etc. No right, power or remedy
herein conferred upon or reserved to the Lenders, or any of them, are intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power and remedy of the Lenders, or any of them, pursuant to this Agreement, the Loan Agreement, or the Notes or now or hereafter existing at law or in equity or by statute or otherwise shall, to the extent permitted by law, be cumulative and concurrent and shall be in addition to every other right, power or remedy pursuant to this Agreement, or the Notes or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Lenders, or any of them, of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lenders, or any of them, of any or all such other rights, powers or remedies.

	12.	No Waiver, etc. To the fullest extent permitted by law,
no failure or delay by the Lenders, or any of them, to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement, the Loan Agreement, or of the Notes or to exercise any right, power or remedy hereunder or thereunder or consequent upon a breach hereof or thereof, shall constitute a waiver of any such term, condition covenant, agreement, right, power or remedy or of any such breach, or preclude the Lenders, or any of them, from exercising any such right, power or remedy at any later time or times.

	13.	Notices. All notices, requests or instructions
hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by telecopy (or like transmission), as follows:

	(1) 	if to the Borrower:

		8305 NW 27th Street, Suite 107
		Miami, Florida 33122
		Attention: Paul I. Mansur
		           Chief Executive Officer

		Telecopy Number: (305) 593-8016

		with a copy to:

		Gary Epstein, Esq.
		Greenberg Traurig, P.A.
		1221 Brickell Avenue
		Miami, Florida 33131

		Telecopy Number: (305) 579-0717

 	(2)	if to the Lenders, at their respective addresses set
forth in the Loan Agreement,

		with a copy to:

		Howard Kailes, Esq.
		Krugman & Kailes LLP
		Park 80 West - Plaza Two
		Saddle Brook, New Jersey 07663

		Telecopy Number: (201) 845-9627

Any notice so addressed and mailed shall be deemed to be given when so mailed. Any notices addressed and otherwise delivered shall be deemed to be given when actually received by the addressee. Any of the above addresses and telecopy numbers may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

	14.	Survival of Agreement. Each representation, warranty,
covenant and agreement of the herein contained, shall survive the making by the Lenders of all loans and advances under the Loan Agreement and the execution and delivery to the Lenders of the Notes, notwithstanding any investigation at any time made by or on behalf of any party, and shall continue in full force and effect so long as any obligation is outstanding and unpaid.

	15.	Entire Agreement. This Agreement contains the entire
agreement with respect to the transactions contemplated hereby, and supersedes all prior understandings, arrangements and agreements with respect to the subject matter hereof.

	16.	Benefit of Agreement. This Agreement shall be binding
upon and inure to the benefit of the parties hereto and may be assigned, without limitation, to the Lenders' respective affiliates. Assignments of this Agreement to any non-affiliate of the Lenders, respectively, shall not be made without the prior written consent of the Borrower (which shall not be unreasonably withheld or delayed). The foregoing shall not in any manner restrict the grant of participation rights by the Lenders, respectively, with respect to the Loan and any and all rights hereunder.

	17.	Governing Law. This Agreement shall be governed by and
construed in accordance with the laws of the State of Florida applicable in the case of agreements made and to be performed entirely within such state.

	18.	Captions. The captions appearing herein are for the
convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

	19.	Severability. In the event that one or more of the
provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision and never been contained herein.

	20.	SUBORDINATION.  THE RIGHTS AND REMEDIES OF THE LENDERS
HEREUNDER ARE SUBJECT TO AND SUBORDINATED TO THE TERMS AND
PROVISIONS OF THOSE CERTAIN SUBORDINATION AGREEMENTS, EACH DATED
THE DATE HEREOF, ENTERED INTO BY THE LENDERS, RESPECTIVELY, WITH
CAPITAL BUSINESS CREDIT, A DIVISION OF CAPITAL FACTORS, INC.

	21.	Counterparts. This Agreement may be signed in one or
more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one agreement.

	IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

						SYSTEMONE TECHNOLOGIES INC.


						By
						   ------------------------

						HANSEATIC AMERICAS LDC

						By: Hansabel Partners LLC

						By: Hanseatic Corporation


						By
						   --------------------------
						  Paul A. Biddelman, President


						ENVIRONMENTAL OPPORTUNITIES
						 FUND II, L.P.

						By: Fund II Mgt. Co., LLC
						    General Partner

						By
						   --------------------------
						  Bruce R. McMaken
						  Manager

						ENVIRONMENTAL OPPORTUNITIES
						 FUND II (INSTITUTIONAL), L.P.

						By: Fund II Mgt. Co., LLC
						    General Partner


						By
						  ----------------------------
						  Bruce R. McMaken
						  Manager

      									EXHIBIT D






									August ___, 2000

Hanseatic Americas LDC
450 Park Avenue, Suite 2302
New York, New York 10022

Environmental Opportunities
 Fund II, L.P.
Environmental Opportunities Fund II
(Institutional), L.P.
c/o Sanders Morris Harris
3100 Chase Tower
600 Travis Street, Suite 3100
Houston, Texas  77002

	Re:	SystemOne Technologies Inc.

Ladies and Gentlemen:

We have acted as special counsel to SystemOne Technologies Inc., a Florida corporation (the "Borrower"), in connection with the execution and delivery of a Loan Agreement (the "Loan Agreement") dated as of August __, 2000 by and among Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P., Environmental Opportunities Fund II (Institutional), L.P. (hereinafter referred to, collectively, as the "Lenders" and individually, as a "Lender") and the Borrower with respect to a loan in the aggregate principal amount of $2,500,000. Unless defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement.

Hanseatic Americas LDC
Environmental Opportunities Fund II L.P.
Environmental Opportunities Fund II
  (Institutional) L.P.
August ___, 2000
Page 2

A.	Basis of Opinion.

As the basis for the conclusions expressed in this opinion letter, we have examined, considered and relied upon originals or copies of the following documents (the documents referred to in paragraphs 1 through 4 below being hereinafter collectively referred to as the "Loan Documents"):
1.	The Loan Agreement, including the exhibits, schedules and
annexes thereto;

2.	The Notes;

3.	The Initial Warrant Certificate issued to each Lender;

4.	The Security Agreement;

5.	The agreements set forth as exhibits to the SEC Documents
filed since December 31, 1999 or set forth on Schedule 4.8 to the Loan Agreement (the "Material Agreements").

6.	The articles of incorporation ("Charter"), bylaws and
authorizing resolutions of the Board of Directors of the Borrower.

7.	A certificate or other evidence of good standing of the
Borrower issued as of a recent date by the Secretary of State of the State of Florida; and

8.	A certificate of an officer of the Borrower (the
"Certificate") in the form attached as Exhibit I hereto.

We have examined such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.
For the purposes of this opinion letter, the documents and information referred to in paragraphs 1 through 8 above are herein collectively referred to as the "Documents" and the information set forth in such Documents is referred to as the "Information."

Hanseatic Americas LDC
Environmental Opportunities Fund II L.P.
Environmental Opportunities Fund II
  (Institutional) L.P.
August ___, 2000
Page 3

B.	Assumptions.

In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures (other than signatures of the Borrower) and the authenticity of all Documents submitted to us as originals, the conformity to authentic original Documents of all Documents submitted to us as copies and the veracity of all Information. We have also assumed that the execution and delivery of all of the Documents are free from any fraud, misrepresentation, mistake of fact, duress or criminal activity.
As to questions of fact material to the opinions hereinafter expressed, we have relied without independent investigation
(i) upon the representations and warranties made in the Loan Documents and (ii) upon the Certificate. We have made no examination or investigation to verify the accuracy or completeness of any financial, accounting, statistical or other factual information set forth in the Loan Documents or otherwise furnished to any Lender or with respect to any other accounting, financial or factual matters and, accordingly, express no opinion with respect thereto.
We have also assumed for the purposes of the opinions
expressed herein that (i) the Loan Documents have been duly executed and are the valid and binding obligations of the Lenders, and (ii) each Lender has the power and the legal right to execute, deliver and perform its obligations under the Loan Documents to which it is a party.
C.	Opinions.

Based solely upon our examination and consideration of the
foregoing Documents and Information, and in reliance thereon, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:
	1.	The Borrower is duly organized, validly existing and in
good standing under the laws of the State of Florida and has full corporate power and authority to own or hold under lease the assets and properties material to the operation of the Business

Hanseatic Americas LDC
Environmental Opportunities Fund II L.P.
Environmental Opportunities Fund II
  (Institutional) L.P.
August ___, 2000
Page 4

which it owns or holds under lease and to perform all its obligations under the agreements material to the operation of the Business to which it is a party. The Borrower is in good standing in each other jurisdiction in which, to our knowledge, the failure so to qualify would have a Material Adverse Effect.

2.	The execution and delivery by the Borrower of the Loan
Documents to which it is a party, the performance by the Borrower of its covenants and agreements under the Loan Documents to which it is a party, and the consummation by the Borrower of the transactions contemplated by the Loan Documents to which it is a party, have been duly authorized by all necessary corporate action. When executed and delivered by the Borrower, each of the Loan Documents shall constitute the valid and legally binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

3.	Neither the execution and delivery of the Loan Documents, nor the consummation by the Borrower of the transactions contemplated in the Loan Documents, will violate any provision of the Charter or by-laws of the Borrower, or any applicable Florida, New York or federal law, rule, regulation, or to our knowledge, any writ, judgment, injunction, decree, determination, award or other order of any court, government, or governmental agency or instrumentality, domestic or foreign, binding upon the Borrower, or conflict with or result in any breach of or event of termination under any of the terms of, or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to, the terms of the Material Agreements (except for the liens created by the Security Agreement), which violation, conflict, breach or default would have a Material Adverse Effect.

4.	Without limiting the generality of the opinion expressed in
Paragraph 3 above, none of the transactions contemplated in the Loan Documents (including, without limitation, the use of proceeds of the Loan) violates, shall violate or shall result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

Hanseatic Americas LDC
Environmental Opportunities Fund II L.P.
Environmental Opportunities Fund II
  (Institutional) L.P.
August ___, 2000
Page 5

5.	The amounts to be received by the Lenders as interest under
their respective Notes and the Loan Agreement constitute lawful interest under applicable law and are neither usurious nor illegal.

6.	The Security Agreement creates and grants to or for the
benefit of the Lenders, and each of them, a continuing security interest in and lien upon every item of Collateral identified therein. Such security interest and lien (i) constitutes and will constitute a valid and enforceable security interest and lien under applicable law and (ii) is and will be entitled to all of the rights, benefits and privileges provided by applicable law. Upon filing of appropriate financing statements (the "Financing Statements") under the Uniform Commercial Code with the Secretary of State of Florida and the Clerk of the Court of Miami-Dade County, Florida, and except as otherwise required by Article 9 of the Uniform Commercial Code, all such action as is necessary in law has been taken to perfect the security interests of the Lenders in, and their respective liens upon, the Collateral, except as follows: (i) in the case of instruments (as such term is defined in Article 9 of the Uniform Commercial Code) not constituting part of chattel paper (as such term is defined in Article 9 of the Uniform Commercial Code), the security interest granted to the Lenders, and each of them, under the Security Agreement may not be perfected by the filing of the Financing Statements; (ii) in the case of non-identifiable cash proceeds, continuation of perfection of each Lender's security interest is limited to the extent set forth in Section 9-306 of the Uniform Commercial Code; (iii) Article 9 of the Uniform Commercial Code requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings, in order to maintain the effectiveness of filings of the Financing Statements; and (iv) in the case of property which becomes Collateral, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

Hanseatic Americas LDC
Environmental Opportunities Fund II L.P.
Environmental Opportunities Fund II
  (Institutional) L.P.
August ___, 2000
Page 6

7.	To our knowledge, there is no material litigation or Florida or federal governmental proceeding pending or threatened against, or involving the Borrower or the properties or business of the Borrower.

8.	The shares of Common Stock issuable upon exercise of the
Warrants to be issued by the Borrower pursuant to the Loan Agreement have been duly authorized and reserved for issuance and, when issued and paid for in accordance with the Warrant Certificates, such securities will be validly issued, fully paid and non-assessable, to the best of our knowledge, free and clear of any mortgage, deed of trust, pledge, lien or other charge or encumbrance created by the Borrower; the holders thereof are not and will not be subject to personal liability to third parties solely by reason of being such holders; such securities are not and will not be subject to the preemptive rights of any shareholder of the Borrower; and all corporate action required to be taken for the authorization, issuance and sale of such securities has been duly and validly taken by the Borrower.

9.	The Borrower has, to our knowledge, all authorizations,
approvals, orders, licenses, certificates and permits (collectively, the "Permits") of and from all Florida and federal governmental regulatory officials and bodies to own or lease its properties and conduct its business, except where the failure to have any Permit would not have a Material Adverse Effect.

10.	To our knowledge, the Borrower is not in breach of, or in
default under, any term or provision of any indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money to which it is a party or by which it or any of these properties may be bound or affected, which breach or default is not the subject of a waiver, other than a breach or default that would not have a Material Adverse Effect.

11.	Assuming that each of the Lenders that acquires the Warrants is an Accredited Investor (as such term is defined in Rule 502 of Regulation D under the Securities Act), and that the representations made by the Borrower and the Lenders in the Loan Agreement were true on the date of such Loan Agreement and at the

Hanseatic Americas LDC
Environmental Opportunities Fund II L.P.
Environmental Opportunities Fund II
  (Institutional) L.P.
August ___, 2000
Page 7

time of the Closing, no registration under the Securities Act is required in connection with the issuance of any of the Warrants, or the issuance of Warrant Shares upon exercise of the Warrants.

12.	To our knowledge, the Borrower has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act and Securities Act, including material filed pursuant to Sections 13(a) or 15(d), with the Commission (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC
Documents").

13.	As of their respective dates (but taking into account any
amendments filed prior to the date of the Loan Agreement and the Closing Date), the SEC Documents complied in all material respects with the requirements of the Exchange Act and Securities Act and the rules and regulations of the Commission promulgated thereunder and applicable to such SEC Documents.

D.	Comments, Assumptions, Limitations, Qualifications and
Exceptions.

The opinions expressed above are based upon and subject to
the further comments, assumptions, limitations, qualifications and exceptions set forth below:
1.	As used in the opinions expressed herein, the phrase "to our knowledge" refers only to the actual current knowledge of those attorneys who have given substantive attention to the representation of the Borrower in connection with the Loan
Documents and does not (a) include constructive notice of matters or information, or (b) except for our conversations with certain officers of the Borrower and our review of the Documents, imply that we have undertaken any independent investigation (i) with any persons outside of our firm, or (ii) as to the accuracy or completeness of any factual representation, information or other matter made or furnished in connection with the transactions contemplated by the Loan Documents. Furthermore, such reference means only that we do not know of any fact or circumstance contradicting the statement that follows and does not imply that

Hanseatic Americas LDC
Environmental Opportunities Fund II L.P.
Environmental Opportunities Fund II
  (Institutional) L.P.
August ___, 2000
Page 8

we know the statement to be correct or have any basis (other than the Documents, the Information therein and such conversations) for that statement.

2.	We are licensed to practice law only in the States of Florida and New York and do not hold ourselves out to be experts on the laws of any jurisdiction other than the States of Florida, New
York and the federal law of the United States of America. Accordingly, all of the opinions expressed herein are specifically limited to the laws of the States of Florida and New York and the federal law of the United States of America. In addition, the opinions set forth in Section C are qualified in their entirety regarding matters that would be controlled by the substantive laws of any other state by our having assumed, with your permission, that the internal laws of such other state conform in all respects with the law of the State of New York.

3.	No opinion is expressed as to the enforceability of the
obligations of the Borrower under the Loan Documents to the extent that enforceability of the rights, obligations and agreements is subject to, affected or limited by: (i) rights of the United States of America under the Federal Tax Lien Act of 1966; (ii) applicable liquidation, conservatorship, bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally, (iii) general principles of equity (whether considered in a proceeding in equity or at law); (iv) the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable remedies, including without limitation, specific performance and injunctive relief; (v) limitations imposed under applicable provisions of the Florida UCC or New York UCC, which also impose on a secured party certain obligations to act in good faith and in a commercially reasonable manner; (vi) any provision of any Loan Document that provides for an absolute and unconditional obligation to perform under such Loan Document even though such Loan Document is invalid, terminated or such performance would be illegal; (vii) any provision of any Loan Document to the extent it provides for payment of a penalty; (viii) any provision of any Loan Document to the extent it provides for a set-off of obligations in the absence of mutuality; (ix) other applicable laws, court decisions and matters of public policy that may limit or render unenforceable

Hanseatic Americas LDC
Environmental Opportunities Fund II L.P.
Environmental Opportunities Fund II
  (Institutional) L.P.
August ___, 2000
Page 9

certain rights and remedies of the Lender provided in the Loan Documents about which we opine, but that do not in our judgment, make any Loan Document invalid as a whole or inadequate for the ultimate practical realization of the benefits intended to be provided thereby, though they may result in delays (and we express no opinion as to the economic consequences, if any, of any such delays); (x) the applicability of a standard of "good faith," such as that defined in Section 671.201 of the Florida UCC; (xi) applicable fraudulent conveyance laws or fraudulent transfer laws from time to time in effect, which we understand you have evaluated; (xii) except to the extent set forth in paragraph D.4 below, usury laws under which a waiver of rights may be unenforceable; or (xii) the limitations on indemnification arising under Federal or state securities laws.

Without limiting the generality of the foregoing, we express no opinion as to the enforceability of the provisions of the Loan Documents (a) restricting access to legal or equitable remedies,
(b) purporting to waive or affect any rights to notices to the extent that such rights or notices cannot be waived under applicable law, (c) allowing any party to declare indebtedness due and payable without notice (as some courts have held that acceleration may not be made except by an unequivocal act of the holder evidencing acceleration, which may include notice to the debtor), (d) covenanting to take action the taking of which is discretionary with or subject to the approval of a third party or which is otherwise subject to contingencies the fulfillment of which are not within the control of the parties so covenanting,
(e) providing for nonjudicial foreclosure, (f) providing for specific performance and appointment of a receiver, (g) providing that a Lender's failure to exercise any right, remedy or option under the documents shall not operate as a waiver, or (h) purporting to establish evidentiary standards for suit or proceedings to enforce said documents.
4.	The Loan Documents contain provisions whereby the parties
have agreed that the laws of the State of New York, rather than the laws of the State of Florida, will govern the Loan Documents. Assuming that the Loan transaction has a "normal and reasonable relationship" to the State of New York, then, except for procedural matters, and except to the extent that the laws of

Hanseatic Americas LDC
Environmental Opportunities Fund II L.P.
Environmental Opportunities Fund II
  (Institutional) L.P.
August ___, 2000
Page 10

the State of Florida shall govern the perfection or the effect of perfection of the liens and security interests against the collateral located or deemed located in Florida, a Florida court (or a federal court applying Florida's choice-of-law rules) will enforce the parties' choice of New York law to govern the Loan Documents, including without limitation the usury laws of New York, based upon applicable case law (including, inter alia, Continental Mortgage Investors v. Sailboat Key, Inc., 395 So.2d 507 (Fla. 1981); and Morgan Walton Properties, Inc. v. International City Bank & Trust Co. 404 So.2d 1059 (Fla. 1981)). These cases indicate that the standard which must be met under Florida law in order for the parties to choose the laws of another jurisdiction is that the transaction must have a normal and reasonable relation to such other jurisdiction. It is our opinion that a normal and reasonable relationship with the State of New York exists for purposes of Florida's conflict-of-law rules, based on the following assumptions regarding the contacts of this transaction with the State of New York: (a) the Loan Documents were executed and delivered in the State of New York and the closing of the Loan occurred in the State of New York; and (b) the Loan is payable at the office of a Lender in the State of New York.

5.	Our opinions herein regarding the creation or perfection of
security interests are limited to Article 9 of the Florida UCC and the New York UCC, and therefore those opinions do not address:
(a) laws of jurisdictions other than Florida or New York, nor laws of Florida or New York other than Article 9 of the Florida UCC and the New York UCC; (b) collateral of a type that is not subject to
Article 9 of the Florida UCC and the New York UCC; and (c) the question under Section 679.103 of the Florida UCC or Section 9-103 of the New York UCC of which jurisdiction's laws will govern the perfection of the security interests granted in the collateral covered by this opinion letter.

6.	We express no opinion herein as to (i) the title to any of
the Collateral, (ii) the relative priority of the Lender's lien(s) and security interest(s) therein, (iii) the existence or effect of any other security interests, liens, charges or encumbrances thereon, (iv) the adequacy of the description of the Collateral in any of the Loan Documents, or (v) interests of

Hanseatic Americas LDC
Environmental Opportunities Fund II L.P.
Environmental Opportunities Fund II
  (Institutional) L.P.
August ___, 2000
Page 11

certain buyers under Sections 9-307 and 9-308 of the Florida UCC and New York UCC. In addition, we express no opinion as to the creation, perfection or enforceability of any security interests which purport to secure obligations owed to any person other than the Lenders.

7.	The opinions expressed herein are limited to the laws and
regulations normally applicable to transactions of the type contemplated in the Loan Documents. In addition, without limiting the foregoing, we express no opinion herein with respect to any matters governed by any land use, environmental or similar laws, state or federal antitrust law, state and federal securities laws or local law, or as to the effect, if any, of such laws on the opinions expressed herein.

8.	The opinions set forth herein are based in part upon federal and applicable state authorities as they are currently compiled and reported on by customary reporting services. It is possible that legislation affecting the opinions expressed herein might have been enacted into law that are not reflected in such reporting services. We are not currently aware of the passage of any such legislation. However, it is not possible for us to know with certainty as of the date of this letter whether any such legislation may have been passed into law.

9.	Although we have acted as special counsel to the Borrowers in connection with the Loan Documents, our engagement has been limited to those matters about which we have been consulted.
Consequently, there may exist matters of a legal nature involving the Borrowers in connection with which we have not been consulted and have not represented such entities.

10.	This opinion letter is limited to the matters stated herein
and no opinions may be implied or inferred beyond the matters expressly stated herein.

11.	The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Hanseatic Americas LDC
Environmental Opportunities Fund II L.P.
Environmental Opportunities Fund II
  (Institutional) L.P.
August ___, 2000
Page 12

12.	This opinion letter has been issued solely for the benefit of the Lenders and no other party or entity shall be entitled to rely hereon without the express written consent of this firm. Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any other person or entity.

					Respectfully submitted,


					GREENBERG TRAURIG, P.A.


					GREENBERG TRAURIG, LLP